Exhibit 10.1

EXECUTION COPY

$1,800,000,000

AMENDED AND RESTATED

REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT

among

FLUOR CORPORATION,

as the Company,

FLUOR B.V.,

as the Dutch Borrower,

BNP PARIBAS,

as Administrative Agent and an Issuing Lender,

BANK OF AMERICA, N.A.

as Syndication Agent,

CITIBANK, N.A. and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Co-Documentation Agents,

and

THE LENDERS PARTY HERETO

February 25, 2016

BNP PARIBAS SECURITIES CORP.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.

and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Joint Bookrunners and Joint Lead Arrangers

i

ii

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A-1	FORM OF OPINION OF INTERNAL COUNSEL FOR THE BORROWERS
EXHIBIT A-2	FORM OF OPINION OF SPECIAL DUTCH COUNSEL FOR THE DUTCH BORROWER
EXHIBIT B	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT C	FORM OF SECRETARY/ASSISTANT SECRETARY CERTIFICATE
EXHIBIT D	FORM OF NOTICE OF REVOLVING BORROWING
EXHIBIT E	FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT F	FORM OF REVOLVING NOTE
EXHIBIT G-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT G-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT G-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT G-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

SCHEDULE 1.01(a)	COMMITMENTS AND APPLICABLE PERCENTAGES
SCHEDULE 1.01(b)	EXISTING LETTERS OF CREDIT
SCHEDULE 5.08	EXISTING LIENS

iii

AMENDED AND RESTATED

REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT

AMENDED AND RESTATED REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 25, 2016 among FLUOR CORPORATION, FLUOR B.V., the LENDERS party hereto from time to time, and BNP PARIBAS, as Administrative Agent and an Issuing Lender.

WHEREAS, the Company, the lenders party thereto and BNP Paribas, as administrative agent thereunder, are currently party to that certain U.S.$1,800,000,000 Revolving Loan and Letter of Credit Facility Agreement, dated as of November 9, 2012, (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and modify and re-evidence the obligations and liabilities of the Company outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Borrowers to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.   Definitions.

The following terms, as used herein, have the following meanings:

“Additional Commitment Lender” has the meaning specified in Section 2.25(d).

“Administrative Agent” means BNPP (including its branches and affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Account” means the account of the Administrative Agent in respect of any Foreign Loan Currency as the Administrative Agent shall specify in writing to the Credit Parties from time to time.

“Affiliate” means, as to any Person at any date, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person as of such date.

“Aggregate Commitments” means the Commitments of all the Lenders, which as of the Closing Date is $1,800,000,000, as such amount may be increased or reduced from time to time, as the case may be, pursuant to the terms and conditions hereof.

“Agreed Currencies” means, collectively, the Agreed Loan Currencies and the Foreign LC Currencies.

“Agreed Loan Currencies” means, collectively, Dollars and Foreign Loan Currencies.

“Alternative Rate” has the meaning assigned to such term in Section 2.05(e).

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Company or the Company’s Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or the Company’s Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable LC Sublimit” means with respect to any Issuing Lender, such amount as agreed to in writing by the Company and such Issuing Lender as such amount may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and such Issuing Lender.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the Commitment of each Lender and the obligation of the Issuing Lenders to issue Letters of Credit have been terminated pursuant to Section 6.02 or if the Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption Agreement or Incremental Joinder Agreement or other documentation contemplated hereby pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following rates per annum, based upon the Ratings as set forth below:

Applicable Rate for Revolving Advances
Pricing Level	Ratings S&P/Moody’s	Applicable Rate for Commitment Fees	Eurocurrency Rate Revolving Advances	Base Rate Revolving Advances
1	A/A2 or better	7.0 basis points	87.5 basis points	0 basis points

2	A-/A3	9.0 basis points	100.0 basis points	0 basis points
3	BBB+/Baa1	12.0 basis points	112.5 basis points	12.5 basis points
4	BBB/Baa2 or worse	15.0 basis points	125.0 basis points	25.0 basis points

Pricing Level	Ratings S&P/Moody’s	Applicable Rate for Financial Letters of Credit	Applicable Rate for Performance Letters of Credit
1	A/A2 or better	87.5 basis points	50.0 basis points
2	A-/A3	100.0 basis points	55.0 basis points
3	BBB+/Baa1	112.5 basis points	62.5 basis points
4	BBB/Baa2 or worse	125.0 basis points	70.0 basis points

“Ratings” means the ratings of the non-credit-enhanced, senior unsecured long-term debt of the Company as set forth by S&P and Moody’s;  provided that if no such rating is available, “Ratings” shall mean the Company’s issuer rating from Moody’s and the Company’s corporate credit rating from S&P;  provided further that (a) if the respective Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Ratings shall apply (with the Rating for Pricing Level 1 being the highest and the Rating for Pricing Level 4 being the lowest); (b) if there is a split in Ratings of more than one level, then the Pricing Level that is one level higher than the Pricing Level of the lower Rating shall apply; (c) if the Company has only one Rating, the Pricing Level for that Rating shall apply; and (d) if the Company does not have any Rating, Pricing Level 4 shall apply.

Initially, the Applicable Rate shall be determined based upon the Ratings specified in the certificate delivered pursuant to Section 3.01(a)(iv).  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Ratings shall be effective, in the case of an upgrade or downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Application” means a letter of credit application in the standard form thereof (or such other form as may be reasonably acceptable to the applicable Issuing Lender) required by the applicable Issuing Lender and acceptable to the Company for the issuance of letters of credit generally.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption Agreement” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.06(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning specified in Section 2.24.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04(c), and (c) the date of termination of the commitment of each Lender to make Revolving Advances and of the obligation of the Issuing Lenders to issue Letters of Credit pursuant to Section 6.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a rate per annum equal to the highest of:

(a)           the prime commercial lending rate of interest established by BNPP in New York, New York from time to time as its prime rate;

(b)           the sum of one-half of one-percent (1/2%) plus the NYFRB Rate for such day; and

(c)           the Eurocurrency Rate for an Interest Period of one month in Dollars beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus one- percent (1%) per annum.

The “prime rate” means the rate of interest per annum publicly announced from time to time by BNPP as its prime rate in effect at its principal office in New York City.  Any change in Base Rate due to a change in such prime rate, the NYFRB Rate or the Eurocurrency Rate shall take effect from and including the effective date of such change in such prime rate, the NYFRB Rate or the Eurocurrency Rate, respectively.

“Base Rate Revolving Advance” means a Revolving Advance that bears interest as provided in Section 2.05(a).

“Base Rate Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances bearing interest at the Base Rate.

“BNPP” means BNP Paribas and its successors.

“Borrower” means the Company or the Dutch Borrower and “Borrowers” means, collectively, the Company and the Dutch Borrower.

“Borrowing” means a Base Rate Revolving Borrowing or a Eurocurrency Rate Revolving Borrowing, as the context may require.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the States of California, Texas or New York are authorized or required by law, regulation or executive order to close; provided, however, that when used in connection with a Eurocurrency Rate Revolving Advance, the term “Business Day” does not include any day on which banks are not open for dealings in the relevant Agreed Loan Currency in the London interbank market or the principal financial center of such Agreed Loan Currency (and, if the Revolving Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Canadian Dollar Sublimit” means $250,000,000.

“CDOR Rate” means, for any Advances denominated in Canadian Dollars, the CDOR Screen Rate or, if applicable pursuant to the definition of “Eurocurrency Rate”, the applicable Interpolated Rate, or the applicable Reference Bank Rate or such other rate as determined pursuant to the terms of Section 2.05(e), as applicable.

“CDOR Screen Rate” means, with respect to any Interest Period, the Canadian deposit offered rate which, in turn means on any day the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. (Toronto, Ontario time) on the Interest Rate Determination Date for such Interest Period (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto, Ontario time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. (Toronto, Ontario time) on the Interest Rate Determination Date for such Interest Period for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“Change in Law” has the meaning specified in Section 2.17(a).

“Closing Date” means February 25, 2016.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Co-Documentation Agents” means each of Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, in their capacities as co-documentation agents, and their respective successors in such capacities.

“Commitment” means, at any time, for any Lender, the amounts set forth opposite such Lender’s name on Schedule 1.01(a) hereto under the heading “Aggregate Commitment” and “Amount of Aggregate Commitment Attributable to Revolving Facility Sublimit” or in the Assignment and Assumption Agreement or Incremental Joinder Agreement or other documentation contemplated hereby pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time pursuant to the terms and conditions hereof.

“Commitment Fee” has the meaning specified in Section 2.19(a).

“Company” means Fluor Corporation, a Delaware corporation.

“Competitor” means any Person that is engaged directly, as a significant part of its activities, in the business of delivering engineering, procurement, construction, maintenance, and project management to governments and clients in diverse industries.

“Computation Date” means each day upon or as of which the Administrative Agent determines the Dollar Equivalent of any Eurocurrency Rate Revolving Borrowing, any LC Exposure and/or all outstanding Credit Events, which days shall include:

(a)           in respect of each Eurocurrency Rate Revolving Borrowing, the date of such Borrowing or, if applicable, the date of conversation/continuation of any Borrowing as a Eurocurrency Rate Revolving Borrowing;

(b)           in respect of LC Exposure, the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit; and

(c)           in respect of all outstanding Credit Events, on and as of the last Business Day of each calendar quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders or the Company; provided that, (i) in the case of any request by the Company, not more often than once per week and (ii) in any event, the Administrative Agent shall not be required to undertake such calculations more frequently than once per calendar month without its consent.

“Consolidated Debt” means, at any date, the total Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided, that Consolidated Debt of the Company and its Consolidated Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in the Accounting Standards Codification 810, Consolidation, as may be modified or supplemented) in the balance sheet of the Company and its Consolidated Subsidiaries as debt related to a variable interest entity.

“Consolidated Subsidiary” means any Subsidiary or other entity the accounts of which, at any date, would be, in accordance with GAAP, consolidated with those of the Company in its consolidated financial statements as of such date.

“Consolidated Tangible Net Worth” means, at any date, the consolidated stockholders’ equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date in accordance with GAAP.  For purposes of this definition “Intangible Assets” means the amount (to the extent reflected in determining such consolidated stockholders’ equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Company or a Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

“Control” (including the terms “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means each of the Administrative Agent, each Issuing Lender, each Lender and their respective successors and assigns, and “Credit Parties” means all such Persons, collectively.

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Debt” of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money which would be classified as a liability of such Person in accordance with GAAP on such Person’s balance sheets, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (except for notes relating to self insurance programs of such Person and/or its Subsidiaries which are not classified as current liabilities of such Person or any of its Subsidiaries) which would be classified as a liability of such Person in accordance with GAAP on such Person’s balance sheets, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and foreign exchange transactions, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, which obligations or any portion thereof may, in accordance with their terms, become due on or before the Maturity Date, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit, a bankers acceptance or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Debt Guaranteed by such Person, and (ix) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements). Notwithstanding anything to the contrary contained herein, “Debt” of the Company and its Consolidated Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in the Accounting Standards Codification 810, Consolidation, as may be modified or supplemented) in the balance sheet of the Company and its Consolidated Subsidiaries as debt related to a variable interest entity.

“Debt Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Debt Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Debt Guarantee” used as a verb has a corresponding meaning.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Advances or participations in any Letter of Credit within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding as described in Section 3.02 (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Company, the Administrative Agent, the applicable

Issuing Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding as described in Section 3.02 (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Advances and/or to fund participations in the then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Company, each Issuing Lender and each Lender.

“Dollar Equivalent” means, at any date of the determination thereof, with respect to any currency (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated by the Administrative Agent or the applicable Issuing Lender, as the case may be, (in accordance with normal banking procedures) at the spot exchange rate therefor at about 2:00 p.m. (New York City time) on such date of determination.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dutch Borrower” means Fluor B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands having its corporate seat (statutaire zetel) in Haarlem, the Netherlands and registered with the Dutch Chamber of Commerce under number 34023348.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies:  an entity which (x) assumes existing rights and/or obligations vis-à-vis the Dutch Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Escalating LC” means each Letter of Credit that, by its terms or the terms of the Application related thereto, provides for one or more increases in the stated amount thereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of participating member states of the European Union.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the FRB, as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Rate Determination Date:

(a) with respect to any Eurocurrency Rate Revolving Borrowing denominated in any LIBOR Quoted Currency for any Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) (x) the rate per annum determined by the Administrative Agent administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate as reasonably determined by the Administrative Agent) for deposits (for delivery on the first day of such period) with a term equivalent to such period in such LIBOR Quoted Currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date (as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion which has been nominated by ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying such rates) (in each case the “LIBOR Screen Rate”); provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement or (y) in the event the rate referenced in the preceding clause (x) is not available at such time for such Interest Period (the “Impacted Interest Period”), then the Eurocurrency Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period; or

(b) with respect to any Eurocurrency Rate Revolving Borrowing denominated in any Non-Quoted Currency for any Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) the applicable Local Screen Rate for such Non-Quoted Currency and Interest Period; provided that, if the any Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement or (y) in the event the rate referenced in the preceding clause (x) is not available at such time for such Interest Period (the “Impacted Interest Period”), then the Eurocurrency Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period;

provided that it is understood and agreed that all of the terms and conditions of this definition of “Eurocurrency Rate” shall be subject to Section 2.05(e).

“Eurocurrency Rate Revolving Advance” has the meaning specified in Section 2.05(b).

“Eurocurrency Rate Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances bearing interest at the Eurocurrency Rate and having the same Interest Period.

“Eurocurrency Rate Reserve Percentage” means, with respect to any Interest Period for any Eurocurrency Rate Revolving Advance, the reserve percentage applicable on the Interest Rate Determination Date under regulations issued from time to time by the FRB (or any successor), any central bank, monetary authority, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement).  Eurocurrency Rate Revolving Advances shall be deemed to be subject to such reserve percentage without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the FRB.  The Eurocurrency Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Equivalent” means, at any time for the determination thereof, with respect to any amount (the “Original Amount”) of Dollars, the amount of any relevant Foreign Currency which would be required to buy the Original Amount of Dollars by the Administrative Agent (in accordance with normal banking procedures) at the spot exchange rate therefor at about 2:00 p.m. (New York City time) on such date of determination.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by the net income (however denominated) of such Recipient, (ii) franchise taxes and branch profits taxes imposed on or measured by the net income (however denominated) of such Recipient, in each case by the jurisdiction under the laws of which such Recipient is organized, domiciled, resident or doing business or any political subdivision thereof, (iii) United States withholding Tax imposed on amounts payable to any Lender pursuant to a law in effect at the time such Lender first becomes a party to this Agreement (other than pursuant to an assignment request by the Company pursuant to Section 2.23), except to the extent that amounts with respect to such Tax were payable to such Lender’s assignor immediately before such Lender became a party to this Agreement, (iv) Taxes attributable to such Recipient’s failure to comply with Section 2.16(b), and (v) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the preamble to this Agreement.

“Existing Letters of Credit” means the letters of credit described by letter of credit number, face amount, name of beneficiary and date of expiry on Schedule 1.01(b) attached hereto.

“Existing Maturity Date” has the meaning specified in Section 2.25(a).

“Expiration Date” has the meaning specified in Section 2.07(b).

“Extending Lender” has the meaning specified in Section 2.25(b).

“Extension Date” has the meaning specified in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day (the “accrual date”), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that (i) if the accrual date is not a Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to BNPP on the accrual date (or next preceding Business Day) on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively (i) that certain letter agreement among BNP Paribas, BNP Paribas Securities Corp. and the Company dated as of January 29, 2016, (ii) that certain letter agreement among BNP Paribas, BNP Paribas Securities Corp., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the Company dated as of January 29, 2016, (iii) that certain letter agreement among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company dated as of January 29, 2016, (iv) that certain letter agreement between Citigroup Global Markets Inc. and the Company dated as of January 29, 2016 and (v) that certain letter agreement between The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the Company dated as of January 29, 2016, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Financial Letter of Credit” means a financial standby letter of credit issued for the account of the Company, or for the account of the Company on behalf of, or in support of obligations of, any of the Company’s Subsidiaries, or which otherwise backs bank guarantees issued by any Issuing Lender or its correspondent bank to support such financial letters of credit, in each case which must qualify as a financial guarantee type letter of credit under applicable laws and regulations.

“Foreign Currency” means a Foreign LC Currency or a Foreign Loan Currency, as applicable and as the context requires.

“Foreign LC Currency” means Pounds Sterling, euro, Japanese Yen, Australian Dollar, New Zealand Dollar, Mexican Peso, Canadian Dollar, Singapore Dollar and/or any other currency acceptable to the applicable Issuing Lender, as the context requires.

“Foreign Lender” has the meaning specified in Section 2.16(b).

“Foreign Loan Currency” means (i) Pounds Sterling, (ii) euro, (iii) Canadian Dollar and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.04(a) as of and for the fiscal year ended December 31, 2014.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator (including any central bank or any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurocurrency Rate”.

“Incremental Commitment Increase” has the meaning specified in Section 2.24.

“Incremental Commitment Increase Effective Date” has the meaning specified in Section 2.24.

“Incremental Increase Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Commitment Increase in accordance with Section 2.24.

“Incremental Joinder Agreement” has the meaning specified in Section 2.24.

“Incremental Term Loan” has the meaning specified in Section 2.24.

“Incremental Term Loan Amendment” has the meaning specified in Section 2.24.

“Incremental Term Loan Effective Date” has the meaning specified in Section 2.24.

“Incremental Term Loan Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Term Loan in accordance with Section 2.24.

“Indemnified Taxes” has the meaning specified in Section 2.16(a).

“Industry Standards” has the meaning specified in Section 5.03(b).

“Information” has the meaning specified in Section 8.10.

“Interest Period” has the meaning specified in Section 2.05(b).

“Interest Rate Determination Date” means, with respect to any Eurocurrency Rate Revolving Borrowing for any Interest Period, (i) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (ii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the Eurocurrency Rate for such currency is to be determined, in which case the Interest Rate Determination Date will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Interest Rate Determination Date will be the last of those days)).

“Interest Type” refers to the distinction between Revolving Advances bearing interest at the Base Rate and Revolving Advances bearing interest at the Eurocurrency Rate.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which the applicable Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means BNPP, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sumitomo Mitsui Banking Corporation, Credit Agricole Corporate & Investment Bank and, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and at the request of the Company, any other Lender that agrees to be an Issuing Lender hereunder, each in its capacity as an issuer of Letters of Credit hereunder, and its successors, and the term “Issuing Lenders” means all such Persons, collectively.

“Joint Lead Arrangers” means each of BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ,

Ltd., in their capacities as joint bookrunners and joint lead arrangers, and their respective successors in such capacities.

“Joint Venture” means any joint venture, partnership or other minority-owned entity (other than a Subsidiary) in which the Company or any of its Subsidiaries or other Affiliates owns an interest.

“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.

“LC Excess” has the meaning specified in Section 2.12(b).

“LC Exposure” means at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit at such time (provided that, with respect to any Escalating LC, such aggregate undrawn amount shall equal the maximum amount (after giving effect to all possible increases) available to be drawn under such Escalating LC) plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each Person listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption Agreement or Incremental Joinder Agreement or other documentation contemplated hereby (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement or other documentation contemplated hereby), including any Incremental Increase Lender, and their successors and assigns.

“Lender Notice Date” has the meaning specified in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lending Office” means, as to each Lender, its office located at its address set forth on the signature pages hereof, or such office as may be set forth as a Lending Office of a Lender in any Assignment and Assumption Agreement accepted by the Administrative Agent pursuant to Section 8.06(b), or such other office as such Lender may hereafter designate as its Lending Office by notice to the Company and the Administrative Agent.

“Letter of Credit” means (a) any Financial Letter of Credit or any Performance Letter of Credit, in each case denominated in Dollars or in a Foreign LC Currency issued pursuant to this Agreement, which letter of credit is in a form reasonably acceptable to the applicable Issuing Lender, and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time, in each case in accordance with this Agreement.

“Letter of Credit Fee” has the meaning specified in Section 2.19(b).

“LIBOR Quoted Currency” means (i) Dollars, (ii) euro and (iii) Pounds Sterling.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “Eurocurrency Rate”.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Excess” has the meaning specified in Section 2.04(d).

“Loan Documents” means this Agreement, each Application, each Letter of Credit, each Revolving Note, the Fee Letters, any security or collateral documents to be delivered thereunder and any other documents or certificates to be delivered thereunder or in connection therewith and all amendments thereto and substitutions and replacements therefor and modifications thereof.

“Local Screen Rate” means the CDOR Screen Rate.

“Local Time” means (i) New York City time in the case of a Revolving Advance, Revolving Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Revolving Advance, Revolving Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Material Adverse Change” means any material and adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Consolidated Subsidiaries (taken as a whole) since December 31, 2014 which could reasonably be expected to materially and adversely affect the ability of any Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

“Material Plan” has the meaning specified in Section 6.01(i).

“Material Subsidiary” means at any time (i) the Dutch Borrower or (ii) any other Subsidiary which as of such time meets the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the SEC.

“Maturity Date” means February 25, 2021, subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.25; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning specified in Section 8.18.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.25(b).

“Non-Quoted Currency” means Canadian Dollars.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit E attached hereto.

“Notice of Revolving Borrowing” means a notice substantially in the form of Exhibit D attached hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the collective reference to all obligations and liabilities of the Borrowers to the Credit Parties (including, without limitation, the reimbursement obligations payable hereunder and all other obligations and liabilities of the Borrowers in respect of any Letter of Credit and any Revolving Advance and interest thereon as provided for herein, and interest accruing at the then applicable rate provided in this Agreement after the maturity of such obligations and liabilities and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Joint Lead Arrangers, the Issuing Lenders or the Lenders that are required to be paid by the Company pursuant to the terms of this Agreement or any other Loan Document).

“Other Taxes” has the meaning specified in Section 8.03(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Participant” has the meaning specified in Section 8.06(c).

“Participant Register” has the meaning specified in Section 8.06(c).

“Patriot Act” has the meaning specified in Section 8.20.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performance Letter of Credit” means a standby letter of credit issued for the account of the Company, or for the account of the Company on behalf of, or in support of obligations of, any of the Related Entities, to support, or to back bank guarantees issued by other banks to support, the Company’s and the Related Entities’ performance under specific project engineering, procurement, construction, maintenance and related activities and/or contracts.

“Permitted Cover” means the provision of cover by arranging for the issuance of one or more standby letters of credit issued by a bank (excluding Letters of Credit issued pursuant to this Agreement), and on terms and conditions, in each case satisfactory to the Administrative Agent and the Issuing Lenders.

“Permitted Investments” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing no more than one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; and (iii) certificates of deposit or bankers’ acceptances maturing no more than one year after such date or overnight bank deposits, in each case issued, accepted by or of any Lender, or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, which amounts may be withdrawn at any time without penalty, and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $10,000,000,000.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any Subsidiary for employees of the Company or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Pounds Sterling Sublimit” means $250,000,000.

“Ratings” has the meaning specified in the definition of “Applicable Rate.”

“Recipient” means the Administrative Agent, any Lender and any Issuing Lender, as applicable.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places)  supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Interest Rate Determination Date for Advances in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London (or other applicable) offices of BNP Paribas and such other banks as may be appointed by the Administrative Agent in consultation with the Company.  No Lender shall be obligated to be a Reference Bank without its consent.

“Register” has the meaning specified in Section 8.06(h).

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Related Entity” means any Subsidiary, Affiliate or Joint Venture of the Company.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender and the obligation of the Issuing Lenders to issue Letters of Credit hereunder have been terminated pursuant to the terms of this Agreement, Lenders holding in the aggregate more than 50% of the aggregate outstanding amount of all Revolving Advances and all LC Exposure (with the aggregate amount of each Lender’s risk participation in LC Exposure being deemed “held” by such Lender for purposes of this definition).

“Revolving Advance” has the meaning specified in Section 2.01(a).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances of the same Interest Type and, in the case of Eurocurrency Rate Revolving Advances, having the same Interest Period, made by the Lenders pursuant to Section 2.01.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Advances and its LC Exposure at such time.

“Revolving Facility Sublimit” means $1,000,000,000.

“Revolving Note” means a promissory note made by a Borrower in favor of a Lender evidencing Revolving Advances made by such Lender to such Borrower, substantially in the form of Exhibit F attached hereto.

“Sanction(s)” means any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“Sanctioned Person” has the meaning assigned to such term in Section 4.14.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Screen Rates” means the LIBOR Screen Rate and the Local Screen Rate.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Subsidiary” of a Person, as of any date, means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, in each case as of such date.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Syndication Agent” means Bank of America, N.A., as Syndication Agent, in its capacity as syndication agent, and its successors in such capacity.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” has the meaning specified in Section 2.16(a).

“Trade Date” has the meaning assigned to such term in Section 8.06(h)(i).

“UCC” means the Uniform Commercial Code as in effect from time to time under the laws of the State of New York.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unused Commitment” means, with respect to any Lender at any time, (a) such Lender’s Commitment at such time, minus (b) the sum of (i) the Dollar Equivalent of the aggregate principal amount of all Revolving Advances of such Lender outstanding at such time, plus (ii) the Dollar Equivalent of such Lender’s LC Exposure outstanding at such time.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(b).

“Utilization” means, on any date, the sum of (i) the Dollar Equivalent of the aggregate principal amount of all Revolving Advances outstanding at such time, plus (ii) the Dollar Equivalent of the total LC Exposure outstanding at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In

Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.           Other Definitional Provisions.

(a)           All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

(b)           As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

(d)           The word “or” shall not be exclusive; “may not” is prohibitive and not permissive.

(e)           Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

(f)            Unless specifically provided in a Loan Document to the contrary, references to time shall refer to New York City time.

SECTION 1.03.           Amendment and Restatement of Existing Credit Agreement.  The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 3.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation.  All “Revolving Advances” made, all “Letters of Credit” issued and all “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Revolving Advances, Letters of Credit and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents.  Without limiting the foregoing, upon the occurrence of the Closing Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Closing Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments, designations or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Closing Date and (e) the Borrowers hereby agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Rate Revolving Advances (including the “Eurodollar Revolving Rate Advances” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 8.03(d) hereof.

ARTICLE II

REVOLVING ADVANCES AND LETTERS OF CREDIT

SECTION 2.01.           Revolving Advances.

(a)           Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make advances in Agreed Loan Currencies (each a “Revolving Advance”) to the Borrowers from time to time on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (i) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (ii) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (iii) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeding the Revolving Facility Sublimit, (iv) subject to Section 2.04(d), the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Canadian Dollars exceeding the Canadian Dollar Sublimit, and (v) subject to Section 2.04(d), the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Pounds Sterling exceeding the Pounds Sterling Sublimit.

(b)           Each Revolving Borrowing shall be in an aggregate amount of at least $3,000,000 (or, if such Borrowing is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) or an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess thereof and shall consist of Revolving Advances made by the Lenders ratably according to their respective Commitments in respect of the Revolving Facility Sublimit.  Within the foregoing limits, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.04 and reborrow under this Section 2.01.

(c)           Any Revolving Advance to the Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.

SECTION 2.02.           Making the Revolving Advances.

(a)           Each Revolving Advance.  Each Revolving Borrowing shall be made in an Agreed Loan Currency and shall be comprised entirely of Base Rate Revolving Advances or Eurocurrency Rate Revolving Advances as the relevant Borrower may request in accordance herewith; provided that each Base Rate Revolving Advance shall only be made in Dollars.  Each Lender at its option may make any Revolving Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Advance (and in the case of an Affiliate, the provisions of Sections 2.05(e), 2.16, 2.17 and 8.03(d) shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Revolving Advance in accordance with the terms of this Agreement.  To request a Revolving Borrowing, the relevant Borrower shall notify the Administrative Agent of such request (pursuant to a Notice of Revolving Borrowing) (i) not later than 12:00 noon (New York City time) on the Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Base Rate Revolving Advances, (ii) not later than 12:00 noon (Local Time) on the third Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Eurocurrency Rate Revolving Advances denominated in Dollars and (iii) not later than 12:00 noon (Local Time) on the fourth Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Eurocurrency Rate Revolving Advances denominated in a Foreign Loan Currency.  Each such Notice of Revolving Borrowing shall be irrevocable upon receipt by the Administrative Agent.

(b)           Revolving Advances by Lenders.  If the Administrative Agent receives a Notice of Revolving Borrowing, the Administrative Agent shall promptly give each Lender notice of such Notice of Revolving Borrowing.  Each Lender shall, before 1:30 p.m. (Local time) on the date of such Revolving Borrowing in the case of any Revolving Borrowing to be made on such date, make available for the account of its Lending Office to the Administrative Agent such Lender’s ratable portion of such Revolving Borrowing by depositing immediately available funds in the applicable Agreed Loan Currency in the Administrative Agent’s Account.  Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such ratable portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with the terms hereof and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the relevant Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent makes such ratable portion available to the relevant Borrower, such Lender and such Borrower, without prejudice to any rights or remedies that such Borrower may have against such Lender, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of such Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of such Borrower, the interest rate applicable at the time to the Revolving Advances comprising such Revolving Borrowing, and (B) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Revolving Advances denominated in a Foreign Loan Currency).  If such Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender’s Revolving Advance as part of the relevant Revolving Borrowing for purposes of this Agreement and, to the extent that the relevant Borrower previously paid such amount to the Administrative Agent, the Administrative Agent will refund to such Borrower such amount so paid, but without interest.

(c)           Disbursement of Revolving Advances.  Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make funds for any Revolving Borrowing available to the relevant Borrower by crediting such amount to the account designated by such Borrower in the applicable Notice of Revolving Borrowing, subject to the Administrative Agent’s receipt of funds from the Lenders, and provided that the Administrative Agent shall first make a portion of such funds equal to any outstanding LC Disbursement under any Letter of Credit and any interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Lender for reimbursement of such LC Disbursement and payment of such interest.

SECTION 2.03.           Repayment of Revolving Advances.  Each Borrower shall repay to each Lender (in accordance with the provisions of Section 2.14(a)) on the Maturity Date the aggregate principal amount of all Revolving Advances made to such Borrower and owing to such Lender outstanding on the Maturity Date.

SECTION 2.04.           Optional and Mandatory Prepayments of Revolving Advances; Voluntary Termination or Reduction of Commitments.

(a)           Optional Prepayments.  Any Borrower may, upon prior notice to the Administrative Agent (which shall be given not later than (i) 12:00 noon (New York City time) on the day of prepayment in the case of prepayment of Base Rate Revolving Advances, (ii) 12:00 noon (Local Time) three Business Days in advance in the case of prepayment of Eurocurrency Rate Revolving Advances denominated in Dollars or (iii) 12:00 noon (Local Time) four Business Days in advance in the case of prepayment of

Eurocurrency Rate Revolving Advances denominated in a Foreign Loan Currency) stating the proposed date and aggregate principal amount of the prepayment and the Interest Type of Revolving Advances to be prepaid (and if such notice is given such Borrower shall), prepay in whole or in part, without premium or penalty, the outstanding principal of Revolving Advances of such Interest Type, together with, in the case of any prepayment of Eurocurrency Rate Revolving Advances, interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Eurocurrency Rate Revolving Advances prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 8.03(d)); provided, however, that each partial prepayment of Revolving Advances shall be in an aggregate principal amount of not less than $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) or an integral multiple of $1,000,000 (or, if such Revolving is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess thereof.

(b)           Application of Prepayments.  Prepayments of the Revolving Advances made pursuant to this Section 2.04 shall be first applied to prepay LC Disbursements then outstanding until such LC Disbursements are paid in full, and second applied to prepay Revolving Advances then outstanding comprising part of the same Revolving Borrowings until such Revolving Advances are paid in full.  The amount remaining (if any) after the prepayment in full of the Revolving Advances then outstanding shall be applied as set forth in Section 2.14(d).

(c)           Voluntary Termination or Reduction of Commitments.  The Company may, upon notice to the Administrative Agent, irrevocably terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. (New York City time) five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Company shall not terminate or reduce the Aggregate Commitments if such reduction, after giving effect thereto and to any concurrent prepayments hereunder, would result in (x) the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (y) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeding the Revolving Facility Sublimit.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued in respect of the Aggregate Commitments until the effective date of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination or reduction, as applicable.

(d)           Mandatory Prepayments.  If at any time (including on any Computation Date) (i) the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (ii) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeding the Revolving Facility Sublimit, (iii) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Canadian Dollars exceeding the Canadian Dollar Sublimit or (iv) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Pounds Sterling exceeding the Pounds Sterling Sublimit (any such excess amounts described in the foregoing clauses (i), (ii), (iii) or (iv), the “Loan Excess”), in each case, by $10,000,000 or more, the Administrative Agent shall provide notice thereof to the Company and demand the repayment of outstanding Revolving Advances pursuant to this paragraph.  Within one (1) Business Day after the Business Day on which the Company receives such notice, the Company shall repay outstanding Revolving Advances in an amount sufficient to eliminate the full amount of such Loan Excess. The Administrative Agent shall produce copies of any calculations or reports relating to the foregoing upon written request from the Company or any Lender.

SECTION 2.05.           Interest on Revolving Advances.  Each Borrower shall pay interest on the unpaid principal amount of each Revolving Advance made to such Borrower from the date of such Revolving Advance until such principal is paid in full at the applicable rate set forth below.

(a)           Interest on Base Rate Revolving Advances.  Except as otherwise provided in this Agreement, each Borrower shall pay interest on the outstanding principal amount of each Base Rate Revolving Advance made to such Borrower, from the date of such Base Rate Revolving Advance until such principal amount is paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Maturity Date, at a fluctuating interest rate per annum equal, subject to Section 2.05(d), to the Base Rate plus the Applicable Rate in effect from time to time.

(b)           Interest Periods for Eurocurrency Rate Revolving Advances.  Each Borrower may, pursuant to Section 2.05(c), elect to have the interest on the principal amount of all or any portion of any Revolving Advances made or to be made to such Borrower under Section 2.01, in each case ratably according to the respective outstanding principal amounts of Revolving Advances owing to each Lender (each such principal amount owing to a Lender as to which such election has been made being a “Eurocurrency Rate Revolving Advance” owing to such Lender), determined and payable for a specified period (an “Interest Period” for such Eurocurrency Rate Revolving Advance) in accordance with Section 2.05(c), provided, however, that no Borrower may (i) make any such election with respect to any LC Disbursements, or (ii) have more than ten Eurocurrency Rate Revolving Advances owing to any Lender outstanding at any one time.  Each Interest Period shall be one, two, three, six or twelve months, or such other periods as may be agreed by all Lenders, at the relevant Borrower’s election pursuant to Section 2.05(c); provided, however, that:

(i)            the first day of an Interest Period for any Eurocurrency Rate Revolving Advance shall be either the last day of any then current Interest Period for such Revolving Advance or, if there shall be no then current Interest Period for such Revolving Advance, any Business Day;

(ii)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

(iii)          whenever the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months of such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

(iv)          no Interest Period shall extend beyond the Maturity Date.

(c)           Interest on Eurocurrency Rate Revolving Advances.  Each Borrower may from time to time, on the condition that no Default or Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.05(b) and 2.05(e), elect to pay interest on all or any portion of any Revolving Advances made to such Borrower during any Interest Period therefor at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period for such Revolving Advances plus the Applicable Rate in effect from time to time, by notice, specifying the amount of the Revolving Advances as to which such election is made (which amount shall aggregate at least $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) or any multiple of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency,

1,000,000 units of such currency) in excess thereof) and the first day and duration of such Interest Period, received by the Administrative Agent before 12:00 noon (Local Time) (i) three Business Days prior to the first day of such Interest Period if the applicable Revolving Advance is denominated in Dollars or (ii) four Business Days prior to the first day of such Interest Period if the applicable Revolving Advance is denominated in a Foreign Loan Currency.  If the relevant Borrower has made such election for Eurocurrency Rate Revolving Advances for any Interest Period, such Borrower shall pay interest on the unpaid principal amount of such Eurocurrency Rate Revolving Advances during such Interest Period, payable in arrears on the last day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three-month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.05(d), to the sum of the Eurocurrency Rate for such Interest Period for such Eurocurrency Rate Revolving Advances plus the Applicable Rate in effect from time to time during such Interest Period.  On the last day of each Interest Period for any Eurocurrency Rate Revolving Advance, (i) in the case of a Eurocurrency Rate Revolving Advance denominated in Dollars, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Revolving Advance, except to the extent that the relevant Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05(c) and (ii) in the case of a Eurocurrency Rate Revolving Advance denominated in a Foreign Loan Currency, the unpaid principal balance thereof shall automatically become and bear interest as a Eurocurrency Rate Revolving Advance with an Interest Period of one month, except to the extent that the relevant Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05(c).  Each notice by a Borrower under this Section 2.05(c) shall be irrevocable upon receipt by the Administrative Agent.

(d)           Default Interest.  Upon the occurrence and during the continuance of an Event of Default, (i) interest shall accrue, after as well as before judgment, on any Revolving Advance then outstanding at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to such Revolving Advance (which, for the avoidance of doubt, shall include the Applicable Rate); provided that, (A) in the case of any Eurocurrency Rate Revolving Advance denominated in Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Revolving Advance shall thereupon become a Base Rate Revolving Advance and shall thereafter bear interest, after as well as before judgment, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Revolving Advances and (B) in the case of any Eurocurrency Rate Revolving Advance denominated in a Foreign Loan Currency, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Revolving Advance shall thereupon become a Eurocurrency Rate Revolving Advance with an Interest Period of one month and shall thereafter bear interest, after as well as before judgment, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Eurocurrency Rate Revolving Advances, (ii) Letter of Credit Fees shall accrue, after as well as before judgment, at a rate which is 2% per annum in excess of the rate otherwise payable under this Agreement, (iii) reimbursement obligations in respect of LC Disbursements payable under Section 2.09(a) shall accrue, after as well as before judgment, at a rate which is 2% per annum in excess of the Letter of Credit Fee plus the Base Rate in effect from time to time and (iv) interest shall accrue, to the fullest extent permitted by law, after as well as before judgment, and except as otherwise provided in Section 2.11 or clauses (i), (ii) or (iii) above, on any overdue principal, interest or other amounts payable hereunder (including the Commitment Fee) at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Revolving Advances.  Such interest and other amounts shall be payable upon demand.  Payment or acceptance of the increased rates of interest provided for in this Section 2.05(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Lender or any other Credit Party.

(e)           Suspension of Eurocurrency Rate Revolving Advances.

(i)            Illegality.  Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make Eurocurrency Rate Revolving Advances or to continue to fund or maintain Eurocurrency Rate Revolving Advances hereunder, then, on notice thereof and demand therefor by such Lender to the relevant Borrower through the Administrative Agent, (i) each Eurocurrency Rate Revolving Advance denominated in Dollars will automatically, upon such demand, convert into a Base Rate Revolving Advance, (ii) each Eurocurrency Rate Revolving Advance denominated in a Foreign Loan Currency shall be due and payable either on the last day of the Interest Period applicable thereto, if such Lender may lawfully continue to maintain such Eurocurrency Rate Revolving Advance to such date, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Revolving Advance and (iii) the obligation of the Lenders to make, or to convert Revolving Advances into, Eurocurrency Rate Revolving Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

(ii)           Other Circumstances.

(A) If, at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Rate Revolving Borrowing, the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the Eurocurrency Rate for such Interest Period for such Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement;  provided, further, however,  that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the Eurocurrency Rate for such Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an Base Rate Borrowing and (ii) if such Borrowing shall be requested in any Foreign Loan Currency, the Eurocurrency Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Loan Currency.

(B) If, prior to the commencement of any Interest Period for a Eurocurrency Rate Revolving Borrowing, the Required Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Revolving Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurocurrency Rate Revolving Advances for such Interest Period, then the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon (i) any request in respect of the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Revolving Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) each Eurocurrency Rate Revolving Advance denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Advance, (iii) each Eurocurrency Rate Revolving Advance denominated in a Foreign Loan Currency will, on the last day of the then existing Interest Period therefor, either be repaid at such time or be converted into a Revolving Advance bearing interest at the Alternative Rate and (iv) the obligation of the Lenders to make, or to convert Revolving Advances into, Eurocurrency Rate Revolving

Advances shall be suspended until the Administrative Agent shall notify the Company that such Lenders have determined that the circumstances causing such suspension no longer exist.

(f)            Suspension on Event of Default.  Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Revolving Advance denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Advance, (ii) each Eurocurrency Rate Revolving Advance denominated in a Foreign Loan Currency will automatically, on the last day of the then existing Interest Period therefor, become due and payable, and (iii) the obligation of the Lenders to make, or to convert Revolving Advances into, Eurocurrency Rate Revolving Advances shall be suspended.

SECTION 2.06.           Conversion and Continuation of Revolving Advances.

(a)           Optional.  So long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option: (i) to convert at any time all or any part of any Revolving Advance equal to $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) and integral multiples of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess of that amount from one Interest Type comprising the same Revolving Borrowing into Revolving Advances of the other Interest Type; provided, a Eurocurrency Rate Revolving Advance may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Revolving Advance unless the relevant Borrower shall pay all amounts due under Section 8.03(d) in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any Eurocurrency Rate Revolving Advance, to continue all or any portion of such Revolving Advance equal to $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) and integral multiples of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess of that amount as a Eurocurrency Rate Revolving Advance.  The relevant Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than (i) 12:00 noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Revolving Advance), (ii) 12:00 noon (Local Time) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Revolving Advance denominated in Dollars) and (iii) 12:00 noon (Local Time) at least four Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Revolving Advance denominated in a Foreign Loan Currency).  Except as otherwise provided herein, a Notice of Conversion/Continuation for conversion to, or continuation of, any Eurocurrency Rate Revolving Advances shall be irrevocable and binding on the relevant Borrower and shall be subject to Section 8.03(d).  Each conversion of Revolving Advances comprising part of the same Revolving Borrowing shall be made ratably among the Lenders in accordance with their applicable Commitments in respect of the Revolving Facility Sublimit.  Notwithstanding any contrary provision herein, this Section 2.06(a) shall not be construed to permit any Borrower to change the currency of any Revolving Advance or (ii) elect an Interest Period for Eurocurrency Rate Revolving Advances that does not comply with Section 2.05(b).

(b)           Mandatory.  On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Revolving Advances denominated in Dollars comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Revolving Advances shall automatically convert into Base Rate Revolving Advances.

SECTION 2.07.           Issuance of Letters of Credit.

(a)           Letter of Credit Request.  Subject to the terms and conditions set forth herein, the Company may request the issuance of, and each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 2.08 hereof, agrees to issue Financial Letters of Credit and Performance Letters of Credit at any time and from time to time during the period from the Closing Date through the date that is seven Business Days prior to the Maturity Date.  To request the issuance of a Letter of Credit, the Company shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, and, in any event, not less than five Business Days prior to such requested date of issuance) an Application requesting the issuance of such Letter of Credit and specifying the date of issuance (which shall be a Business Day), the address of the beneficiary thereof, the amount and currency of such Letter of Credit, the type of such Letter of Credit (Financial Letter of Credit or Performance Letter of Credit) and such other information as shall be necessary to prepare such Letter of Credit (and the Administrative Agent shall promptly provide notice to each Lender of each issuance of a Letter of Credit hereunder).  To request the amendment of a Letter of Credit, the Company shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of amendment, and, in any event, not less than three Business Days prior to such requested date of amendment) an Application requesting the amendment of such Letter of Credit and specifying such other information as shall be necessary to prepare such amendment (and the Administrative Agent shall promptly provide notice to each Lender of each amendment of a Letter of Credit hereunder).  Notwithstanding anything to the contrary contained herein, no Issuing Lender shall issue or amend any Letter of Credit if, after giving effect to such issuance or amendment, (i) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the aggregate Revolving Credit Exposures would exceed the Aggregate Commitments, (ii) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit would exceed the Revolving Facility Sublimit or (iii) subject to Section 2.12(b), the Dollar Equivalent of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Lender exceeds such Issuing Lender’s Applicable LC Sublimit.  The applicable Issuing Lender shall obtain confirmation of the immediately preceding sentence in writing from the Administrative Agent prior to issuing or amending any Letter of Credit hereunder.  The Company’s reimbursement obligations in respect of each Existing Letter of Credit, and each Lender’s participation obligations in connection therewith, shall be governed by the terms of this Agreement.

(b)           Terms of Letters of Credit.  Each Letter of Credit shall expire on an expiry date (such date being the “Expiration Date”) not later than the seventh Business Day prior to the Maturity Date.  For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.25, “Maturity Date” as referenced in this clause (b) shall refer to the Maturity Date as extended pursuant to Section 2.25; provided that, notwithstanding anything in this Agreement (including Section 2.25 hereof) or any other Loan Document to the contrary, the Maturity Date, as such term is used in reference to the Issuing Lender or any Letter of Credit issued thereby, may not be extended without the prior written consent of the relevant Issuing Lender. In the event that the applicable Issuing Lender’s office is closed on the applicable Expiration Date, such date shall be extended to the next Business Day on which such office is open.  Each Letter of Credit shall be issued hereunder so long as the applicable Issuing Lender, in its sole discretion, determines that (i) such issuance is lawful, (ii) in the case of Financial Letters of Credit, such Letter of Credit qualifies as (x) a financial guarantee-type letter of credit under applicable rules and regulations and (y) in the case of backing Financial Letters of Credit, an independent undertaking for regulatory purposes, (iii) in the case of Performance Letters of Credit, such Letter of Credit qualifies as (x) a performance based letter of credit under applicable rules and regulations and (y) in the case of backing Performance Letters of Credit, an independent undertaking for regulatory purposes and (iv) such issuance does not violate any terms or provisions of this Agreement or any limitations on the amount of Letters of Credit an Issuing Lender may issue hereunder as separately agreed between the Issuing Lender and the Company.  Each Letter of Credit shall be denominated in Dollars or in a Foreign LC Currency.  The face or stated amount of any Letter of Credit shall not be less than $100,000 (or the Exchange Equivalent thereof determined as of the date of issuance) or such lesser amount as is acceptable to the applicable Issuing Lender.  At no time shall (i) the aggregate outstanding principal amount of the Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the Dollar Equivalent thereof) of all of the Lenders exceed the Aggregate Commitments or (ii) the aggregate outstanding principal amount of the Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the Dollar Equivalent thereof) in respect of Financial Letters of Credit exceed the Revolving Facility Sublimit.  The applicable Issuing Lender shall not be under any obligation to issue or amend any Letter of Credit if (i) the issuance or amendment of such Letter of Credit would violate one or more policies of the applicable Issuing Lender or any limitations on the amount of Letters of Credit such Issuing Lender may issue hereunder as separately agreed between the Issuing Lender and the Company or (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Lender from issuing or amending such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular.  In the event of any inconsistency between the terms and conditions of any Application delivered by the Company pursuant to Section 3.02 and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.  The applicable Issuing Lender will promptly deliver to the Administrative Agent a true and complete copy of each Letter of Credit issued by it hereunder and each amendment thereto.

(c)           Letters of Credit Issued on behalf of Subsidiaries and Other Related Entities.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of the Company on behalf of a Subsidiary or any other Related Entity, the Company shall be unconditionally obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit relating thereto.  The Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the applicable Issuing Lender may reasonably request in order to effect fully the purposes of this Section 2.07(c).

(d)           Applicability of ISP.  Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(e)           Existing Letters of Credit.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(f)        Letters of Credit to the Dutch Borrower.  Any Letter of Credit issued for the account of the Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.

SECTION 2.08.           Participations in Letters of Credit.

On the Closing Date with respect to each Existing Letter of Credit and upon the issuance of any other Letter of Credit (or upon a Person becoming a Lender hereunder), in each case without any further action on the part of the Issuing Lenders or the Lenders, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such type of Letter of Credit (Financial Letter of Credit or Performance Letter of Credit).  In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Lender, such Lender’s Applicable Percentage (calculated in accordance with the Commitments in respect of the applicable type of Letter of Credit) of each LC Disbursement made by the applicable Issuing Lender and not reimbursed for any reason by the Company on the date due as provided in Section 2.09 hereof, or of any reimbursement payment required to be refunded to the Company for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations and make payments pursuant to this paragraph in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever (other than the issuance of any Letter of Credit in excess of the amounts described in Section 2.07(a) as of the date of issuance and other than amendments to any Letter of Credit in violation of Section 8.05 to provide for an Expiration Date subsequent to the Maturity Date), including the occurrence and continuance of a Default or such participation or payment exceeding such Lender’s Commitments or the Aggregate Commitments or the Revolving Facility Sublimit by reason of currency fluctuations, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 2.09.           Reimbursement in Respect of Letters of Credit.

(a)           Reimbursement Obligations.  If any Issuing Lender shall make any LC Disbursement, such Issuing Lender shall promptly notify the Company and the Administrative Agent of such LC Disbursement, and the Company shall reimburse such Issuing Lender through the Administrative Agent in an amount equal to such LC Disbursement by paying such Issuing Lender through the Administrative Agent in Dollars an amount equal to such LC Disbursement (or the Dollar Equivalent thereof, as applicable): (i) not later than 2:00 p.m. (New York City time) on the Business Day immediately following the date that such Issuing Lender notifies the Company that such LC Disbursement is made by such Issuing Lender or (ii), if the Company shall have received notice of such LC Disbursement later than 2:00 p.m. (New York City time) on any Business Day or on a day that is not a Business Day, not later than 2:00 p.m. (New York City time) on the immediately following Business Day.  If the Company fails to make such payment under this paragraph at the time specified in the preceding sentence, the applicable Issuing Lender shall notify each Lender and the Administrative Agent of the applicable LC Disbursement, the payment in Dollars then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof.  The amounts set forth in such notice shall be conclusive absent manifest error.  Upon the receipt of such notice, (x) the Company shall be deemed to have submitted, as of the date that such LC Disbursement is made, a Notice of Revolving Borrowing (and shall be deemed to have made certifications, representations and warranties set forth therein) for a Revolving Advance consisting of a Base Rate Revolving Advance in the amount of such LC Disbursement (or the Dollar Equivalent thereof, as applicable), (y) if all terms and conditions set forth herein for making a Revolving Advance (other than the receipt of a Notice of Revolving Borrowing) shall have been satisfied, such Revolving Advance shall be made as provided in Sections 2.01 and 2.02 except that the amount of such Revolving Advance shall be disbursed to the applicable Issuing Lender and (z) such Revolving Advance shall be subject to and governed by the terms and conditions hereof.  In the event a Revolving Advance is not made as provided in the immediately preceding sentence for any reason (including as a result of any failure to fulfill the applicable conditions set forth in Section 2.02 or Article III) or any Revolving Advance made pursuant to the immediately preceding sentence is insufficient to reimburse the applicable Issuing Lender for such LC Disbursement in full, each Lender shall forthwith pay to the applicable Issuing Lender through the Administrative Agent in Dollars its Applicable Percentage of the unreimbursed LC Disbursement.  If any amount required to be paid by any Lender in respect of an unreimbursed LC Disbursement pursuant to this Section 2.09 is not made available to the applicable Issuing Lender by such Lender on the date such payment is due (the “due date”), the applicable Issuing Lender shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from the due date at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this Section 2.09, to the extent that Lenders have made payments pursuant to this Section 2.09 to reimburse such Issuing Lender, then the Administrative Agent shall distribute such payment received from the Company to such Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement shall not relieve the Company of its obligation to reimburse such LC Disbursement.  Each Lender acknowledges and agrees that its obligations under this Section 2.09 shall survive the payment by the Company of all LC Disbursements and any termination of this Agreement.  Without limiting the foregoing, in the event that any reimbursement of an LC Disbursement by the Company to any Issuing Lender is required to be repaid to the Company (pursuant to a proceeding in bankruptcy or otherwise), then the applicable Issuing Lender shall continue to be entitled to recover from each Lender, on demand, the portion of such repaid amount as shall be determined in accordance with this Section 2.09.

(b)           Obligations Absolute.  Subject to the provisions of this Agreement, the Company’s obligation to reimburse LC Disbursements as provided in Section 2.09(a) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right that the Company or any Subsidiary or Affiliate thereof may at any time have against any beneficiary of any Letter of Credit, any Credit Party or any other Person, whether under this Agreement or any other related or unrelated agreement or transaction, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.09, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. The Lenders, the Issuing Lenders and the Administrative Agent shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each determination relating to the foregoing. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

SECTION 2.10.           Disbursement Procedures for Letters of Credit; Reporting.

(a)           Disbursement Procedures for Letters of Credit. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Lender or the obligations of the Lenders with respect to any such LC Disbursement.

(b)           Reporting.  Each Issuing Lender shall, no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent (and the Administrative Agent shall forward to the Lenders) schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, applicable currency, amount in such currency and Expiration Date for each Letter of Credit issued by such Issuing Lender hereunder and outstanding at any time during such month.

SECTION 2.11.           Interest on LC Disbursements and Reimbursement of Other Amounts.

In the event the Company fails to reimburse any applicable Issuing Lender in full for any LC Disbursement by the time prescribed in Section 2.09(a) and a Revolving Advance is not made as provided in Section 2.09(a) or any Revolving Advance made pursuant to Section 2.09(a) is insufficient to reimburse the applicable Issuing Lender for such LC Disbursement in full, (i) the unpaid or unreimbursed amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, after as well as before judgment, at a rate per annum equal to the sum of (x) the Letter of Credit Fee and (y) the Base Rate plus 2.0%, and (ii) the Company shall also reimburse the applicable Issuing Lender upon demand for any losses incurred by such Issuing Lender in connection with changes in the foreign exchange rates as a result of the Company’s failure to reimburse such LC Disbursement by the time prescribed in Section 2.09(a). Interest accrued pursuant to this Section 2.11 shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.09(a) to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.

SECTION 2.12.           Cash Collateralization.

(a)           Deposit of Collateral Upon an Event of Default.  If any Event of Default shall occur and be continuing, then on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders, as applicable, demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Dollar Equivalent of the aggregate LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that (i) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraph (g) or (h) of Section 6.01 and (ii) the Company shall be obligated, from time to time and upon demand by the Administrative Agent, to deposit additional amounts into said account in cash in Dollars as necessary to maintain an amount on deposit equal to the amount (including, with respect to LC Exposure denominated in Foreign LC Currencies, the Dollar Equivalent thereof) of the total aggregate LC Exposure plus any accrued and unpaid fees thereon (as determined at any time).  All such cash collateral amounts shall be held in a separate account and shall not be commingled with other funds of the Administrative Agent unless the Administrative Agent elects to make a Permitted Investment, as described below.

(b)           Deposit of Collateral for Foreign Exchange Differential.  In addition to the foregoing, if on any Computation Date (i) the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeds the Aggregate Commitments, (ii) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeds the Revolving

Facility Sublimit or (iii) the Dollar Equivalent of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Lender exceeds such Issuing Lender’s Applicable LC Sublimit (any such excess amounts described in the foregoing clauses (i), (ii) and (iii), the “LC Excess”), in each case, by $10,000,000 or more, the Administrative Agent shall provide notice thereof to the Company and demand the deposit of cash collateral pursuant to this paragraph.  Within one (1) Business Day after the Business Day on which the Company receives such notice, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Lenders, an amount in cash in Dollars equal to the full amount of such LC Excess; provided that the Company shall be obligated, from time to time and upon demand by the Administrative Agent, to deposit additional amounts into said account in cash in Dollars as necessary to maintain an amount on deposit equal to the LC Excess (as determined at any time). The Administrative Agent shall produce copies of any calculations or reports relating to the foregoing upon written request from the Company or any Lender.  If the Company is required to provide an amount of cash collateral under this clause (b) as a result of any LC Excess, and the Administrative Agent shall subsequently determine on any Computation Date that the amount of such LC Excess is less than the amount on deposit in respect of the existence of such LC Excess, then (provided there is no Default then in existence) such excess amount of cash, if greater than $1,000,000 (to the extent not applied as aforesaid), shall be returned to the Company within three (3) Business Days after request therefor by the Company.

(c)           Deposit of Collateral for Defaulting Lenders.  In addition to the foregoing and subject to Section 2.22, if any Lender becomes a Defaulting Lender and while any LC Exposure exists, for so long as such Lender is a Defaulting Lender and such LC Exposure exists, then within two (2) Business Days following notice by the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Company shall (i) deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, and/or (ii) subject to the following proviso (2), provide Permitted Cover, in each case an amount in cash in Dollars equal to the Dollar Equivalent of such Defaulting Lender’s Applicable Percentage of the aggregate LC Exposure as of such date; provided that (1) the Company shall be obligated, from time to time and within two (2) Business Days following notice by the Administrative Agent demanding the deposit of additional cash collateral and/or Permitted Cover pursuant to this paragraph, to deposit additional amounts into said account in cash in Dollars, and/or to provide additional Permitted Cover, in each case as necessary to maintain an amount on deposit and/or Permitted Cover equal to the Dollar Equivalent of such Defaulting Lenders’ Applicable Percentage of the then aggregate LC Exposure and (2) the foregoing option to provide Permitted Cover in lieu of cash collateral shall only be available to the Company for a period not to exceed one (1) month after such notice by the Administrative Agent demanding deposit of cash collateral and upon the expiration of such period, the Company shall deposit cash collateral in the amount of such Defaulting Lender’s LC Exposure as contemplated by this clause (c) and the failure to provide such deposit shall constitute an Event of Default.  Payment by the Company of such cash collateral or provision of Permitted Cover shall not relieve the Defaulting Lender of its obligations hereunder, and the Company shall retain all of its rights and remedies hereunder and under applicable law against any such Defaulting Lender.

(d)           Cash Collateral Accounts.  Each deposit and Permitted Cover under Sections 2.12(a), (b) and (c) shall be held by the Administrative Agent (subject to Section 7.09) as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If required by the Administrative Agent, the Company shall enter into any pledge or security agreement and any UCC financing statement with respect to such cash collateral in favor of the Administrative Agent as the Administrative Agent shall require.  Such deposits shall be invested in Permitted Investments selected by the Administrative Agent in its sole discretion.  All losses and expenses incurred as a result of such Permitted Investment activities shall be for the account of the Company.  Interest or profits, if any, on such investments shall accumulate in such accounts for the account of the Company.  Moneys in such accounts shall be applied by the Administrative Agent (i) to reimburse Issuing Lenders for LC Disbursements for which they have not been reimbursed; and (ii) to the extent not so applied, may be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or any other Obligations or to cover any losses in respect of any LC Excess;  provided that moneys in such accounts relating to the Company’s obligations under Section 2.12(c) shall be applied by the Administrative Agent to reimburse the Issuing Lenders on a ratable basis for the applicable Defaulting Lender’s Applicable Percentage of LC Disbursements for which the Issuing Lenders have not been reimbursed.  If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and all Defaults are subsequently cured or waived and no LC Excess is then in existence, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after request therefor by the Company.  If the Company is required to provide an amount of cash collateral hereunder as a result of any LC Excess, and the Administrative Agent shall subsequently determine that the amount of such LC Excess is equal to or less than the amount on deposit in respect of the existence of such LC Excess, provided there is no Default then in existence, such excess amount of cash, if greater than $1,000,000 (to the extent not applied as aforesaid), shall be returned to the Company within three Business Days after request therefor by the Company.  If the Company is required to provide an amount of cash collateral hereunder as a result of any Lender becoming a Defaulting Lender, and such Lender ceases to be a Defaulting Lender or the LC Exposure and Revolving Advances outstanding are subsequently reduced such that the amount of cash collateral provided therefor exceeds such Defaulting Lender’s Applicable Percentage of the sum of the LC Exposure and Revolving Advances outstanding, such cash collateral (or excess amount of cash collateral, if applicable), to the extent not previously applied to the Defaulting Lender’s obligations hereunder, shall be returned to the Company within three (3) Business Days after request therefor by the Company.

(e)           Custody of Cash Collateral.  Beyond the exercise of reasonable care in the custody thereof and investment of cash collateral deposits pursuant to the terms hereof, the Administrative Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or damage to any of the cash collateral or for any diminution in the value thereof by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith.  All expenses and liabilities incurred by the Administrative Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Administrative Agent), shall be paid by the Company from time to time upon demand.

SECTION 2.13.           Obligations.

Anything in this Agreement to the contrary notwithstanding, the Borrowers and each Lender shall continue to be bound by all of its obligations hereunder, including without limitation, its obligations under Sections 2.03, 2.08 and 2.09, until such time as all outstanding Revolving Advances have been paid in full, each Letter of Credit has expired and no further Obligation, LC Exposure or Commitment exists.

SECTION 2.14.           General Provisions as to Payments.

(a)           Manner and Time of Payment.  Each Borrower shall make each payment to be made by it hereunder (including, without limitation, in respect of the LC Disbursements), and interest thereon, and all fees due in respect of the transactions contemplated by this Agreement in the applicable Agreed

Currency (or in the case of LC Disbursements, in Dollars) in Federal or other funds immediately available in New York, New York, without set-off, deduction or counterclaim, to the Administrative Agent at its address referred to in Section 8.01(a). Except as otherwise provided in Section 2.05(b)(ii), whenever any such payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or additional compensation. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.  Any payment made by the Borrower after 2:00 p.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding in respect of any Obligations.  All payments required to be made by the Borrower hereunder shall be made in Dollars and shall be made without setoff or counterclaim.

(b)           Application of Payments to Principal and Interest.  All payments in respect of the principal amount of any Obligations hereunder shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Obligations on a date when interest is due and payable with respect to such Obligations) shall be applied to the payment of interest before application to principal.

(c)           Apportionment of Payments.  The Administrative Agent will promptly distribute to each Lender its ratable share of each payment received by the Administrative Agent which is for the account of the Lenders.

(d)           Application of Funds.  (i) All payments received from the Borrower by the Administrative Agent which are not reasonably identifiable by the Administrative Agent shall be applied by the Administrative Agent against the Obligations, and (ii) any amounts received on account of the Obligations after the exercise of remedies provided for in Section 6.02 (or after the Revolving Advances have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as set forth in the proviso to Section 6.02), in each case in the following order of priority: (A) to the payment of all amounts for which the Administrative Agent is entitled to compensation, reimbursement and indemnification under any Loan Document and all advances made by the Administrative Agent thereunder for the account of the Borrower, and to the payment of all reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the Loan Documents, all in accordance with Sections 7.06 and 8.03 and the other terms of this Agreement and the Loan Documents; (B) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of Section 2.14(b) hereof); and (C) thereafter, to the extent of any excess such proceeds, to the Borrower or as otherwise required by applicable law.

(e)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Advances, to fund participations in Letters of Credit and to make payments pursuant to Section 7.06 are several and not joint.  The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing, to fund any such participation or to make any payment under Section 7.06 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Advance, to purchase its participation or to make its payment under Section 7.06.

SECTION 2.15.           Computation of Interest and Fees.

Interest on all amounts owed hereunder shall be computed on the basis of a year of 360 days, except that interest (i) (A) computed by reference to the Base Rate (calculated at other than the NYFRB Rate or the Eurocurrency Rate) and (B) computed by referenced to the CDOR Rate, in each case shall be computed on the basis of a year of 365 days or, if applicable, 366 days and (ii) for Revolving Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case all interest hereunder shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees due and payable hereunder shall, unless expressly otherwise provided for, be computed on the basis of a year of 360 days for the actual number of days elapsed.

SECTION 2.16.           Taxes; Net Payments.

(a)           Net Payments.  Any and all payments by or on account of any obligation of any Borrower under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, fees, assessments, duties, charges or withholdings and all liabilities (including interest, additions to tax or penalties) with respect thereto (“Taxes”) except as required by applicable law. If any Borrower or the Administrative Agent shall be required by applicable laws to deduct any Taxes from or in respect of any sum payable hereunder, (A) if such Taxes are Taxes other than Excluded Taxes (all such non-Excluded Taxes, along with any Other Taxes, are collectively referred to as “Indemnified Taxes”), the sum payable by such Borrower shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower or the Administrative Agent shall make such deductions and (C) such Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  Within 30 days after the date of any payment of withheld Taxes pursuant to this paragraph (a) by a Borrower, the relevant Borrower shall furnish to the Administrative Agent a receipt issued by the relevant Governmental Authority, if applicable, or other evidence satisfactory to the Administrative Agent of payment thereof.  Each Borrower will indemnify each Recipient and hold each such Recipient harmless, within 10 days after demand therefor, for the full amount of all Indemnified Taxes paid or payable by such Recipient with respect to its own Obligations under this Agreement or any Loan Document and any and all amounts received by such Recipient hereunder, and any liability (including penalties, interest and expenses (including reasonable attorneys fees and expenses)) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability prepared by such Recipient, absent manifest error, shall be final, conclusive and binding for all purposes. The obligations of the Borrowers under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Recipient, termination of this Agreement and the Commitments and the payment, satisfaction or discharge of all Obligations under the Loan Documents.

(b)           Evidence of Exemption from Withholding.  To the extent it is legally entitled to do so, each Lender which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, including the Administrative Agent acting as an intermediary or agent for such a Lender (each, a “Foreign Lender”), shall deliver to the Company and the Administrative Agent such certificates, documents or other evidence as the Company or the Administrative Agent may reasonably require from time to time as are necessary to establish that such Foreign Lender is not subject to withholding, including backup withholding (or is subject to a reduced rate of withholding) under Section 1441 or 1442 of the Code or as may be necessary to establish, under any law hereafter imposing upon any Borrower or the Administrative Agent, an obligation to withhold any portion of the payments made under the Loan Documents, that payments to the Administrative Agent for the account of such Foreign Lender are not subject to withholding (or are subject to a reduced rate of withholding).  Without limiting the foregoing, each Foreign Lender shall deliver to the Company and the Administrative Agent,  on or prior to the date such Foreign Lender becomes a party to this Agreement: (i) two certified copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8EXP, as appropriate (or any successor forms), properly completed and duly executed by such Foreign Lender, and such other documentation required under the Code and reasonably requested by the Company or the Administrative Agent to establish that such Foreign Lender is not subject to, or is subject to a reduced rate of, deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, (ii) if such Foreign Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8BEN-E (to the extent such form would document a claim or exemption from withholding pursuant to an applicable income tax treaty) or W-8ECI or W-8EXP pursuant to clause (i) above, a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) together with two certified copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) (to the extent such forms document the status of the Foreign Lender as other than a United States Person), properly completed and duly executed by such Foreign Lender, and such other documentation required under the Code and reasonably requested by the Company or the Administrative Agent to establish that such Foreign Lender is not subject to deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of interest under any of the Loan Documents or (iii) to the extent such Foreign Lender is not the beneficial owner, two certified copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner), and such other documentation required under the Code and reasonably requested by the Company or the Administrative Agent to establish that such Foreign Lender is not subject to, or is subject to a reduced rate of, deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Each Lender which is a “United States person” within the meaning of Section 7701(a)(30) shall deliver to the Company and the Administrative Agent on or prior to the date such Lender becomes a Lender under this Agreement (and form time to time thereafter upon reasonable request by the Company or the Administrative Agent) certified copies of Internal Revenue Service Form W-9 certifying that such Lender is a United States person and is exempt from U.S. federal backup withholding tax.

(c)           FATCA.  If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Revolving

Advances advanced to the Company as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i).

(d)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the relevant Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

SECTION 2.17.           Increased Costs.

(a)           Change in Law, Etc.  In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any currently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Credit Party (or any Person directly or indirectly owning or controlling such Credit Party) with any request or directive, whether or not having the force of law, from any central bank or other Governmental Authority, agency or instrumentality (including, without limitation, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case regardless of the date enacted, adopted or issued) (any such occurrence, a “Change in Law”):

(i)            does or shall subject any Credit Party to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(ii)           does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Credit Party in respect of any Eurocurrency Rate Revolving Advance or any Letter of Credit or participations therein (except any such reserve requirement reflected in the definition of Eurocurrency Rate);

and the result of any of the foregoing is to increase the cost to such Credit Party of agreeing to make or of making, funding or maintaining Revolving Advances or of making, issuing, renewing, creating or maintaining any Letter of Credit or participation therein, or its commitment to lend or to issue or create any such Letter of Credit or participate therein, or to reduce any amount receivable hereunder in respect of any Revolving Advance or any Letter of Credit or participation therein, then, in any such case, the relevant Borrower shall pay such Credit Party, upon its demand, any additional amounts necessary to compensate such Credit Party for such additional cost or reduction in such amount receivable which such

Credit Party deems to be material as determined by such Credit Party.  A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Credit Party to the relevant Borrower shall be conclusive absent manifest error.  The obligations of the Borrowers under this Section 2.17 shall survive the termination of this Agreement and the Commitments and payment of the Obligations and all other amounts payable under the Loan Documents.  Failure to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Credit Party’s right to demand such compensation.  To the extent that any increased costs of the type referred to in this Section 2.17 are being incurred by a Credit Party and such costs can be eliminated or reduced by the transfer of such Credit Party’s participation or Commitment to another of its branches, and to the extent that such transfer is not inconsistent with such Credit Party’s internal policies of general application and only if, as determined by such Credit Party in its sole discretion, the transfer of such participation or Commitment, as the case may be, would not otherwise materially adversely affect such participation or such Credit Party, the Company may request, and such Lender shall use reasonable efforts to effect, such transfer.

(b)           Capital Adequacy.  If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any Change in Law occurs, or compliance by any Lender (or its Lending Office or any Person directly or indirectly owning or controlling such Lender) with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the relevant Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)           Notification.  Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.17. A certificate of any Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

SECTION 2.18.           Illegality.

Notwithstanding anything herein to the contrary, no Issuing Lender shall at any time be obligated to issue a Letter of Credit or agree to any extension or amendment thereof if such issuance, creation, extension or amendment would conflict with, or cause any Issuing Lender to exceed any limits imposed by, any law or requirements of any applicable Governmental Authority.

SECTION 2.19.           Fees.

(a)           The Company agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the product of the Applicable Rate then in effect times the average daily amount by which (i) the Aggregate Commitments in effect from time to time exceed (ii) the Utilization from time to time.  The Commitment Fee shall accrue at all times during the Availability Period through and including the last Business Day of March, June, September and December of each year, including at any time during which one or more of the conditions in Article III is not met, and shall be payable in arrears on the third Business Day following the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the last day of the Availability Period.  Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, for purposes of calculating the LC Exposure in connection with determining the applicable Commitment Fee, the parties hereto acknowledge and agree that to the extent any Escalating LC is then issued and outstanding, the applicable Commitment Fee shall accrue at 150% of the Commitment Fee which would be applicable solely by reference to the Applicable Rate multiplied by the difference between (x) the maximum amount (after giving effect to all possible increases) available to be drawn thereunder and (y) the amount then available to be drawn under such Escalating LC.

(b)           The Company agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a letter of credit fee (the “Letter of Credit Fee”), calculated daily with respect to such Lender’s participations in Letters of Credit issued hereunder, equal to the product of (i) the Applicable Rate then in effect times (ii) the actual daily maximum face or stated amount of each Letter of Credit outstanding (in the case of any Escalating LC, such amount shall equal the amount then available to be drawn under such Escalating LC).  Letter of Credit Fees payable pursuant to this paragraph (b) shall accrue through and including the last Business Day of March, June, September and December of each year and be payable in arrears on the third Business Day following the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which all Commitments terminate and any such fees accruing after the date on which all Commitments terminate shall be payable on demand.   The sum of each daily calculation, if in a currency other than Dollars, shall be converted to the Dollar Equivalent thereof on the date the applicable payment is due.

(c)           The Company agrees to pay directly to each Issuing Lender, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Lender, at the rate per annum, and computed on the basis, separately agreed upon between the Company and such Issuing Lender, which fronting fee will be paid on a quarterly basis in arrears.  Such fronting fee payable to any Issuing Lender shall accrue through and including the last Business Day of March, June, September and December of each year and be payable in arrears on the third Business Day following the last Business Day of March, June, September and December (or such other day as specified by the applicable Issuing Lender) of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which all Commitments terminate and any such fees accruing after the date on which all Commitments terminate shall be payable on demand.  In addition, the Company shall pay directly to each Issuing Lender, for its own account, such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder in the amounts and at the times separately agreed upon.

(d)           In addition to any of the foregoing fees, the Company agrees to pay to the Administrative Agent, the Joint Lead Arrangers and their Affiliates such other fees in the amounts and at the times separately agreed upon.

(e)           All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of Commitment Fees and Letter of Credit Fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.  Any fee not due on a specific date shall be due on demand.

SECTION 2.20.           Evidence of Debt.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving

Advance made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Revolving Advance made to each Borrower hereunder, the Interest Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)           The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the relevant Borrower to repay the Revolving Advances in accordance with the terms of this Agreement.

(d)           Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note, which shall evidence such Lender’s Revolving Advances in addition to such accounts maintained pursuant to paragraph (a) or (b) of this Section.  Each Lender may attach schedules to its Revolving Note and endorse thereon the date, Interest Type (if applicable), amount and maturity of its Revolving Advances and payments with respect thereto.

SECTION 2.21.           Use of Proceeds.

The proceeds of the Revolving Advances (other than any Revolving Advances made pursuant to Section 2.09(a)) shall be available (and each Borrower agrees that it shall use such proceeds) to provide working capital for such Borrower and its Subsidiaries and, subject to the provisions of this Agreement and the other Loan Documents, for other general corporate purposes of such Borrower and its Subsidiaries.  No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U or any other regulation of the FRB or to violate the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 2.22.           Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           if any LC Exposure exists at the time a Lender is a Defaulting Lender, all or any part of such Defaulting Lender’s LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated (x) without regard to such Defaulting Lender’s Commitment and (y) in accordance with the Commitments in respect of the applicable type of Letter of Credit) but only to the extent that (i) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (ii) such reallocation does not cause any Non-Defaulting Lender’s Applicable Percentage (calculated (x) without regard to such Defaulting Lender’s Commitment and (y) in accordance with the Commitments in respect of the applicable type of Letter of Credit) of the Utilization to exceed such Non-Defaulting Lender’s Commitment in respect of the applicable type of Letter of Credit.  Subject to Section 8.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(b)           if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Company shall within two (2) Business Days following notice by the Administrative Agent cash collateralize or (to the extent permitted by Section 2.12(c)) provide Permitted Cover for such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.12 for so long as such LC Exposure is outstanding and to the extent such LC Exposure is not otherwise reallocated pursuant to clause (a) above;

(c)           the Commitment and LC Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.05), provided that any waiver, amendment or modification extending or increasing the Commitment of such Defaulting Lender or reducing the principal of any LC Disbursement made by such Defaulting Lender shall require the consent of such Defaulting Lender;

(d)           (i) if such Defaulting Lender’s LC Exposure is reallocated pursuant to the foregoing clause (a), the Company shall (x) pay to each Non-Defaulting Lender that portion of any Letter of Credit Fees otherwise payable to such Defaulting Lender pursuant to Section 2.19(b) with respect to such Defaulting Lender’s LC Exposure that has been reallocated to such Non-Defaulting Lender and (y) not be required to pay the Commitment Fees to such Defaulting Lender pursuant to Section 2.19(a) with respect to such reallocated portion of such Defaulting Lender’s LC Exposure, (ii) if the Company cash collateralizes or provides (to the extent permitted by Section 2.12(c)) Permitted Cover for any portion of such Defaulting Lender’s LC Exposure pursuant to the foregoing clause (b), the Company shall not be required to pay the Letter of Credit Fees or Commitment Fees to such Defaulting Lender pursuant to Sections 2.19(a) and (b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized or covered by Permitted Cover and (iii) if any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to this Section 2.22, the Company shall pay to the applicable Issuing Lenders the amount of any such Letter of Credit Fees otherwise payable to such Defaulting Lender pursuant to Section 2.19(b); and

(e)           no Issuing Lender shall be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral or (to the extent permitted by Section 2.12(c)) Permitted Cover will be provided by the Company in accordance with the foregoing clause (b).

If the Company, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments then in effect (without giving effect to Section 2.22(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23.           Replacement of Lenders.

If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender, or if any Lender does not consent to a proposed amendment, waiver, consent or modification with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.06), without recourse, all of their interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Company shall have paid to the Administrative Agent the assignment fee specified in Section 8.06(b);

(b)           such Lender shall have received payment of an amount equal to the aggregate outstanding amount of its LC Disbursements and/or Revolving Advances, as the case may be, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding LC Disbursements and/or Revolving Advances, as the case may be, and accrued interest and fees) or the Company (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.24.           Incremental Commitments.

The Company may at any time, and from time to time, by notice to the Administrative Agent, request an increase in the Aggregate Commitments provided for under this Agreement (each such increase, an “Incremental Commitment Increase”) or enter into one or more tranches of term loans (each an “Incremental Term Loan”) so long as, after giving effect thereto, the aggregate amount of all such Incremental Commitment Increases and all such Incremental Term Loans, taken together, does not exceed $500,000,000; provided, that (i) the maximum Aggregate Commitment hereunder shall not at any given time be in excess of $2,300,000,000 less any amount of Incremental Term Loans effected pursuant to this Section 2.24, (ii) the maximum Revolving Facility Sublimit shall not at any given time be in excess of $1,500,000,000 (it being understood and agreed that the Revolving Facility Sublimit shall be increased on a dollar-for-dollar basis concurrently with any Incremental Commitment Increase effected under and in accordance with this Section 2.24 (and shall not be increased concurrently with any Incremental Term Loan effected under and in accordance with this Section 2.24), subject at all times to the foregoing $1,500,000,000 absolute limitation), (iii) any such Incremental Commitment Increase or Incremental

Term Loan shall be in a minimum amount of $25,000,000 and any whole multiple of $10,000,000 in excess thereof and (iv) each Incremental Commitment Increase will be treated as a Commitment under this Agreement;  provided, further, that (A) no Lender shall be required to provide all or any portion of such Incremental Commitment Increase or Incremental Term Loan and nothing contained in this Section 2.24 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time and (B) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Incremental Commitment Increase or Incremental Term Loan on the Incremental Commitment Increase Effective Date or Incremental Term Loan Effective Date, as applicable.  To achieve the full amount of a requested increase or incremental term loans, as applicable, the Company may also invite additional banks or other financial institutions (each an “Augmenting Lender”) to become Incremental Increase Lenders in respect of an Incremental Commitment Increase pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent (each such joinder agreement, an “Incremental Joinder Agreement”) executed by the Borrowers, each Incremental Increase Lender (including any existing Lender and any Augmenting Lender) participating in such increase and the Administrative Agent or to become Incremental Term Loan Lenders in respect of an Incremental Term Loan pursuant to an amendment or restatement in form and substance satisfactory to the Administrative Agent (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Incremental Term Loan Lender (including any existing Lender and any Augmenting Lender) participating in such tranche of incremental term loans and the Administrative Agent; provided that each Incremental Increase Lender and each Incremental Term Loan Lender (including any Augmenting Lender) shall be subject to the approval of the Administrative Agent and each Issuing Lender (such approval in each case not to be unreasonably withheld or delayed) and the approval of the Company, but not the approval of any other Lender.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Incremental Commitment Increase Effective Date”) and the final allocation of such increase, and if incremental term loans are entered into in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Incremental Term Loan Effective Date”) and the final allocation of such incremental term loans.  The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Incremental Commitment Increase Effective Date or such incremental term loans and the Incremental Term Loan Effective Date, as applicable.

On each Incremental Commitment Increase Effective Date, each Lender, immediately prior to all Incremental Commitment Increases occurring on such Incremental Commitment Increase Effective Date, will automatically and without further action be deemed to have assigned to each Incremental Increase Lender providing a portion of the Incremental Commitment Increase on such Incremental Commitment Increase Effective Date, and each such Incremental Increase Lender will automatically and without further action be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, each Lender (including each Incremental Increase Lender) shall hold its Applicable Percentage (including any additional Commitments of the Incremental Increase Lenders) of the participations hereunder in Letters of Credit.

Notwithstanding anything to the contrary set forth herein, (i) the terms of each Incremental Commitment Increase shall be identical to the Commitments made as of the Closing Date except that the Applicable Rate in respect of the Letter of Credit Fee and/or the Commitment Fee and any other pricing terms (including upfront fees) shall be determined by the Company, the Administrative Agent and the applicable Incremental Increase Lenders and (ii) the Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Advances, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Advances; provided that (1) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (2) the Applicable Rate and any other pricing terms (including upfront fees) shall be determined by the Company, the Administrative Agent and the applicable Incremental Term Loan Lenders.

As a condition precedent to any such increase or incremental term loans, the Company and the Dutch Borrower shall deliver to the Administrative Agent a certificate signed by a senior vice president, the chief financial officer or the treasurer of the such Borrower (i) certifying that such Incremental Commitment Increase and/or Incremental Term Loan and the performance of such Borrower’s obligations thereunder (in form and substance reasonably satisfactory to the Administrative Agent) have been duly authorized (and attaching any evidence thereof reasonably requested by the Administrative Agent), and (ii) certifying that, as of the Incremental Commitment Increase Effective Date and/or the Incremental Term Loan Effective Date, as applicable, before and after giving effect to such Incremental Commitment Increase and/or such Incremental Term Loans, (A) the representations and warranties contained in Article IV and the other Loan Documents are true (except that for such purposes, the representations and warranties contained in Section 4.04(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a)), (B) no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Company or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of any Borrower to perform its obligations under the Loan Documents and (C) no Default shall have occurred and be continuing.

Solely with respect to any Incremental Commitment Increase and any Incremental Term Loans, this Section shall supersede any provisions in Sections 2.14(c), 2.14(d), 8.04 or 8.05 to the contrary.  In connection with any Incremental Commitment Increase or any Incremental Term Loans, the Administrative Agent and the Borrowers may, without the consent of any Lenders, effect such amendments (including, without limitation, an Incremental Term Loan Amendment) to this Agreement and any other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.24.

SECTION 2.25.           Extension of Maturity Date.

(a)           Requests for Extension.  The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to each anniversary of the date of this Agreement (each such date, an “Extension Date”), request that each Lender extend such Lender’s Maturity Date to the date that is one year after the Maturity Date then in effect for such Lender (the “Existing Maturity Date”).

(b)           Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”).  Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Maturity Date.

(c)           Notification by Administrative Agent.  The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)           Additional Commitment Lenders.  The Company shall have the right, but shall not be obligated, on or before the applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more banks, financial institutions or other entities (each, an “Additional Commitment Lender”) approved by the Administrative Agent in accordance with the procedures provided in Section 2.24, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption Agreement (in accordance with and subject to the restrictions contained in Section 8.06, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).  The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)           Minimum Extension Requirement.   If (and only if) the total of the Commitments in respect of the Revolving Facility Sublimit of the Lenders that have agreed to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Facility Sublimit in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f)            Conditions to Effectiveness of Extension.  Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Lender unless:

(i)            no Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)           all representations and warranties of the Company contained in Article IV of this Agreement (other than the representation and warranty of the Company contained in Section 4.04(b) hereof) shall be true (except that for purposes of this Section 2.25(f), the representations and warranties contained in Section 4.04(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a)) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii)          no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Company or any of its Subsidiaries shall have occurred and be continuing on and as of the applicable Extension Date and after giving effect thereto which could reasonably be expected to materially and adversely affect the ability of any Borrower to perform its obligations under the Loan Documents; and

(iv)          the Administrative Agent shall have received a certificate from the Company signed by a senior vice president, the chief financial officer or the treasurer of the Company (A) certifying the accuracy of the foregoing clauses (i), (ii) and (iii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)           Maturity Date for Non-Extending Lenders.  On the Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the relevant Borrowers shall repay such Non-Extending Lender in accordance with Section 2.03 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Advances outstanding on such date (and pay any additional amounts required pursuant to Section 8.03(d)) to the extent necessary to keep outstanding Revolving Advances ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the outstanding Revolving Advances and LC Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.14 or Section 8.05 to the contrary.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01.           Closing Date.

The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)           Receipt of Documentation.  The Administrative Agent shall have received:

(i)            counterparts of this Agreement signed by the Company, the Dutch Borrower, the Administrative Agent, each Issuing Lender as of the Closing Date and each Lender;

(ii)           a certificate, dated the Closing Date, of the Secretary, Assistant Secretary or member of the management board of each Borrower, substantially in the form of Exhibit C: (A) attaching a true and complete copy of the resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the other Loan Documents by such Borrower and the performance of such Borrower’s obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby including with respect to the Dutch Borrower (i) a resolution of the shareholder and the supervisory board of the Dutch Borrower approving the execution and delivery of this Agreement and the other Loan Documents by the Dutch Borrower and the performance of the Dutch Borrower’s obligations thereunder, and (ii) a confirmation that all consultation obligations in respect of the works council have been complied with and that positive unconditional or neutral advice has been obtained, attaching a copy of such advice and a copy of the request for such advice, (B) attaching a true and complete copy of its certificate of incorporation (which, with respect to the Dutch Borrower, will be its deed of conversion into a BV and amendment of articles of December 6, 1972) and bylaws (which, with respect to the Dutch Borrower, will be its current articles of association), (C) certifying that said certificate of incorporation and bylaws are true and complete copies thereof, are in full force and effect and have not been amended or modified, (D) with respect to the Dutch Borrower, attaching the extract of the Dutch Chamber of Commerce, and (E) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers;

(iii)          a certificate of good standing for the Company from the Secretary of State for the State of Delaware and dated a recent date prior to the Closing Date; and

(iv)          a certificate, dated the Closing Date, signed by a senior vice president, the chief financial officer or the treasurer of the Company to the effect set forth in paragraphs (b) and (c) of Section 3.02 (without giving effect to the exclusion of the representation and warranty of the Company contained in Section 4.04(b) hereof) and certifying (A) that, as of the Closing Date, there exists no Material Adverse Change and (B) the current Ratings.

(b)           Opinions.  The Administrative Agent shall have received (i) an opinion of Eric P. Helm, managing general counsel for the Borrowers, substantially in the form of Exhibit A-1 and (ii) an opinion of Hogan Lovells International LLP, special Dutch counsel for the Dutch Borrower, substantially in the form of Exhibit A-2, in each case addressed to the Credit Parties and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request, dated the Closing Date.

(c)           Fees and Expenses Due to the Credit Parties.  All fees and expenses due and payable to the Administrative Agent, the Joint Lead Arrangers and any other Credit Party shall have been paid.

(d)           Fees and Expenses of Special Counsel.  The fees and expenses of Latham & Watkins LLP, special counsel to the Administrative Agent, in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

SECTION 3.02.           Conditions to All Revolving Advances and Letters of Credit.

The following conditions must be satisfied prior to the making of each Revolving Advance and the issuance of each Letter of Credit:

(a)           Notice; Application.  In the case of the making of a Revolving Advance, the Administrative Agent shall have received a Notice of Revolving Borrowing.  In the case of the issuance of a Letter of Credit, the Administrative Agent and the applicable Issuing Lender shall have received: (i) the notice required by Section 2.07(a) hereof; and (ii) an Application in the form required by the applicable Issuing Lender duly completed by the Company.

(b)           Absence of Litigation.  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect directly affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Company, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith.

(c)           Representations and Warranties; No Default. At the time of and immediately after giving effect to the applicable Revolving Borrowing or the issuance of the applicable Letter of Credit: (i) no Default shall have occurred and be continuing, (ii) all representations and warranties of the Company contained in Article IV of this Agreement (other than the representation and warranty of the Company contained in Section 4.04(b) hereof) shall be true (except that for purposes of this Section 3.02, the representations and warranties contained in Section 4.04(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a)), and (iii) no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Company or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of any Borrower to perform its obligations under the Loan Documents.

(d)           Commitments and LC Exposure. Both before and immediately after giving effect to the applicable Revolving Borrowing or the issuance of the applicable Letter of Credit, (i) the Dollar Equivalent of the total LC Exposure plus the outstanding principal amount of all Revolving Advances shall not exceed the Aggregate Commitments and (ii) the Dollar Equivalent of the total LC Exposure in respect of Financial Letters of Credit plus the outstanding principal amount of all Revolving Advances shall not exceed the Revolving Facility Sublimit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

SECTION 4.01.           Corporate Existence and Power.

Each of the Company and the Dutch Borrower is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  For the purposes of the Council of the European Union Regulations No. 1346/2000 on Insolvency Proceedings dated May 29, 2000 (as amended from time to time, the “Regulation”), the Dutch Borrower’s centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.  The Dutch Borrower has complied with all consultation obligations in respect of the works council that has been established for the Dutch Borrower and the works council has rendered a positive unconditional or neutral advice with respect to the transactions as envisaged by any Loan Document to which the Dutch Borrower is a party.

SECTION 4.02.           Corporate and Governmental Authorization; Contravention.

The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents (i) are within such Borrower’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under any provision of applicable law or regulation, or of the certificate of incorporation, by-laws or other organizational documents of such Borrower, and (v) do not contravene or constitute a default under, or result in the creation of any Lien under, any material agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower.

SECTION 4.03.           Binding Effect.

This Agreement has been duly executed and delivered by each Borrower and constitutes a valid and binding agreement of such Borrower, enforceable in accordance with its terms.

SECTION 4.04.           Financial Information.

(a)           Balance Sheet. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2014 and the related consolidated statements of earnings and of cash flow for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Company’s 2014 Form 10-K, a copy of which has been made available to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

(b)           Material Adverse Change.  There exists no Material Adverse Change.

SECTION 4.05.           Litigation.

There is no action, suit or proceeding pending or to the knowledge of the Company threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, and any Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date, or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

SECTION 4.06.           Compliance with ERISA.

The Company and its Subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA, noncompliance with which could reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, and any Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

SECTION 4.07.           Taxes.

The Company and its Subsidiaries have filed all United States Federal income Tax returns and all other material Tax returns which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary other than any such Taxes or assessments being currently contested in good faith and other than where the failure to so file or pay would not have a material adverse effect on the business, financial position, results of operations or properties of the Company and its Consolidated Subsidiaries taken as a whole or, alternatively, on the ability of any Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes are adequate in accordance with GAAP.

SECTION 4.08.           Material Subsidiaries.

Each of the Company’s Material Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.09.           Not an Investment Company; Margin Regulations.

Neither Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 5.08 or Section 5.09 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 6.01(e) will be margin stock.

SECTION 4.10.           Business of the Borrower; Use of Proceeds.

Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no Revolving Advance or LC Disbursement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  To the extent permitted by Section 2.07(b), the purpose of (i) each Financial Letter of Credit shall be to support the obligations of the Company or any of the Company’s Subsidiaries as a financial guarantee type letter of credit or to back bank guarantees issued by any Issuing Lender or its correspondent bank to support such Financial Letters of Credit and (ii) each Performance Letter of Credit shall be to support, or to back bank guarantees issued by other banks to support, the Company’s and the Related Entities’ performance under specific project engineering, procurement, construction, maintenance and related activities and/or contracts.  Neither the issuance of any Letter of Credit or the making of any Revolving Advance nor the payment of any Obligation will violate any applicable law or regulation.  No Borrower will, directly or indirectly, use the proceeds of the Revolving Advances or request a Letter of Credit, or lend, contribute or otherwise make available such proceeds to, or request a Letter of Credit on behalf of, any Subsidiary, any Joint Venture or, to any Borrower’s knowledge, any joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding of proceeds or issuance of a Letter of Credit is, or whose government is, the subject of Sanctions, in violation of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any party hereto.

SECTION 4.11.           No Misleading Statements.

No written information, exhibit or report furnished by or at the direction of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

SECTION 4.12.           Environmental Matters.

In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties now or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial condition, results of operations or properties of the Company and its Consolidated Subsidiaries, considered as a whole, or, alternatively, on any Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

SECTION 4.13.           No Default.

No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 4.14.           Sanctions; AML Laws and Anti-Corruption Laws.

(a)           None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or Affiliate of the Company or any of its Subsidiaries is an individual or entity that is, or is 50 percent or more owned or controlled by a Person or Persons that are: (i) a Person with whom transactions are prohibited under any Sanctions or (ii) a Person that engages in material operations or is organized or resident in a country, region or territory that is itself, or whose government is itself, the subject of comprehensive Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria), except for employees lawfully employed by the Company in compliance with applicable Sanctions.  Any Person that meets the criteria set forth in either of the preceding clauses (i) or (ii) shall be referred to herein as a “Sanctioned Person”.  Notwithstanding the foregoing, there shall be a breach of this representation and warranty only to the extent the existence of such Sanctioned Person would cause the issuance of the Revolving Advance or Letter of Credit being issued at the time the representation is made to be in violation of Sanctions.

(b)           The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable AML Laws.  None of (a) the Company, any Subsidiary or any of their respective directors or officers, or, to the knowledge of the Company, any of their respective employees or Affiliates, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, is in violation of AML Laws or Anti-Corruption Laws. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws or Anti-Corruption Laws by any person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise.

ARTICLE V

COVENANTS

The Company agrees that, so long as any Lender has any Commitment or any LC Exposure or any other Obligation hereunder remains outstanding:

SECTION 5.01.           Information.

The Company will deliver to each of the Lenders:

(a)           Annual Financial Statements.  As soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, as set forth in the Company’s annual report for the fiscal year then ended as filed with the SEC on form 10-K, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing, which report and opinion shall be prepared in a manner acceptable to the SEC and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)           Quarterly Financial Statements.  As soon as available and in any event within fifty-five (55) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, as set forth in the Company’s quarterly report for the fiscal quarter then ended as filed with the SEC on Form 10-Q, all certified by the chief financial officer or the chief accounting officer of the Company that they are (i) complete and fairly present the financial condition of the Company and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and changes in their cash flow for the periods indicated; (ii) disclose all liabilities of the Company and its Consolidated Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (iii) have been prepared in accordance with GAAP (subject to normal year-end adjustments);

(c)           Certificate of Chief Financial Officer.  Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.07 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, and (iii) describing the parties, subject matter, and nature and amount of relief granted to the prevailing party in any litigation or proceeding in which a final judgment or order which is either for the payment of money in an amount equal to or exceeding $25,000,000 (or the Exchange Equivalent thereof) or which grants any material non-monetary relief to the prevailing party therein was rendered against the Company or any Subsidiary (whether or not satisfied or stayed) during the most recently ended fiscal quarter;

(d)           Notice of Default.  Forthwith upon knowledge of the occurrence of any Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(e)           Other Financial Statements.  Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(f)            SEC Filings.  Promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary shall have filed with the SEC, and (ii) all other reports which the Company or any Subsidiary shall have filed with the SEC or any national securities exchange, unless the Company or such Subsidiary is not permitted to provide copies thereof to the Lenders pursuant to applicable laws or regulations;

(g)           ERISA Reportable Events.  If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability in excess of $20,000,000 (or the Exchange Equivalent thereof) under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(h)           Notice of Rating Change.  Promptly upon the Company’s obtaining knowledge thereof, notice of any withdrawal or change or proposed withdrawal or change in any Ratings;

(i)            Notices from Beneficiaries.  Immediately upon the Company’s receipt thereof, a copy of any writing delivered by any beneficiary under any Letter of Credit to the Company or any of its Subsidiaries indicating such beneficiary’s intention to draw under the applicable Letter of Credit;

(j)            Notice of Changes in Accounting Policies.  Promptly following any such change, notice of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and

(k)           Other Financial Information.  From time to time such additional information regarding the financial position or business of the Company or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may request.

Documents required to be delivered pursuant to Section 5.01(a), (b), (e), (f) or (k) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including, without limitation, via Debt Domain or any similar platform) and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on the Company’s signature page hereto; provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02.           Payment of Obligations.

The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings or where the failure to so pay and discharge would not have a material adverse effect on the consolidated financial position of the Company and its Consolidated Subsidiaries, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

SECTION 5.03.           Maintenance of Property; Insurance.

(a)           Maintenance of Property.  The Company will keep, and will cause each Material Subsidiary to keep, all material items of property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage from casualty excepted.

(b)           Insurance.  The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks as are usually insured against by companies of established repute engaged in the same or similar business as the Company or such Subsidiary and owning similar assets (“Industry Standards”), except where such risks are covered by self insurance so long as the amount of such self insurance and the risks covered thereby are consistent with Industry Standards. The Company will promptly furnish to the Lenders such information as to insurance carried or self insurance maintained as may be reasonably requested in writing by the Administrative Agent on behalf of any Lender.

SECTION 5.04.           Conduct of Business and Maintenance of Existence.

The Company will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, its respective legal existence and good standing under the laws of the jurisdiction of its organization and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prevent the Company or any Subsidiary from (i) merging into, consolidating with, or selling, leasing or otherwise transferring all of its assets to the Company or a Subsidiary (so long as, in the case of the Company taking any such action, the applicable Subsidiary assumes all Obligations pursuant to a written agreement acceptable to the Administrative Agent, subject in each case to Section 8.06(a)), or (ii) abandoning or disposing of any of its assets or abandoning or terminating any right or franchise if (A) disposition or termination does not violate any other provision of this Agreement and (B) all such abandonments, dispositions and terminations do not in the aggregate materially and adversely affect the business, assets, financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or, alternatively, the ability of the Company to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

SECTION 5.05.           Compliance with Laws.

The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, orders, and requirements of governmental authorities (including, without limitation, ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a material adverse effect on the business, financial position, results of operations or properties of the Company and its Consolidated Subsidiaries taken as a whole or, alternatively, on the ability of the Company to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.  The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Corruption Laws and applicable AML Laws.

SECTION 5.06.           Keeping of Records; Inspection of Property, Books and Records.

The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP consistently applied; and will permit, and will cause each Subsidiary to permit, the Administrative Agent, any of the Lenders or any agents or representatives of the Administrative Agent or any Lender, at the Administrative Agent’s or such Lender’s expense, to visit and inspect any of its respective properties, to examine any of its respective books and records and (subject to Section 8.10) to discuss its respective affairs, finances and accounts with any of its respective officers, directors, employees and independent public accountants, all at such times and as often as may reasonably be desired, in each case upon reasonable notice and during normal business hours.  Notwithstanding anything to the contrary in this Section 5.06, none of the Company or any of its Subsidiaries will be required to disclose, permit the inspection, examination or discussion of, any document, information or other matter in respect of which such disclosure is then prohibited by law or any agreement binding on the Company or any of its Subsidiaries.

SECTION 5.07.           Debt.

(a)           Debt to Tangible Net Worth Ratio.  The ratio of Consolidated Debt to Consolidated Tangible Net Worth will at no time exceed 1.00 to 1.00.

(b)           Total Debt.  The total Debt of all Consolidated Subsidiaries of the Company, excluding the Debt, if any, owed by such Consolidated Subsidiaries to the Company or another Consolidated Subsidiary of the Company, will at no time exceed an amount equal to the greater of (x) $750,000,000 and (y) €750,000,000.

SECTION 5.08.           Negative Pledge.

Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, or assign any right to receive income, except:

(i)            Liens existing on the date of this Agreement and disclosed on Schedule 5.08 attached hereto and any renewals or extensions thereof, provided that the property covered thereby is not changed;

(ii)           any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary; provided that (i) such Lien is not created in contemplation of such event, (ii) such Lien shall not apply to any other property or asset of the Company or any of its Subsidiaries, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(iii)          any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that (i) such Lien attaches to such asset concurrently with or within 180 days after the acquisition or construction thereof and (ii) such Lien shall not apply to any other property or asset of the Company or any of its Subsidiaries;

(iv)          any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created primarily in contemplation of such acquisition;

(v)           any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.08, provided that such Debt is not increased and is not secured by any additional assets;

(vi)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(j);

(vii)         any Lien on or with respect to the property or assets of any Subsidiary securing obligations owing to the Company or another Subsidiary;

(viii)        rights of offset and bankers’ liens in connection with Debt permitted hereby;

(ix)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security (other than a Lien imposed by ERISA) or to secure the performance of tenders, statutory obligations, bid and appeals bonds, contracts (other than for the repayment of borrowed money) and surety and performance bonds (including, without limitation, Liens securing obligations under indemnity agreements for surety bonds); and

(x)           Liens not otherwise permitted by the foregoing clauses of this Section 5.08 securing Debt in an aggregate principal amount at any time outstanding not to exceed ten percent (10%) of Consolidated Tangible Net Worth.

SECTION 5.09.           Consolidations, Mergers and Sales of Assets.

The Company will not (i) except to the extent expressly permitted in Section 5.04 hereof, consolidate or merge with or into any other Person; provided that the Company may merge with a Person if (A) the Company is the surviving corporation to such merger and (B) after giving effect to any such merger no Default shall have occurred hereunder and all representations and warranties shall be true and correct or (ii) except as permitted pursuant to the foregoing clause (i), sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Consolidated Subsidiaries, taken as a whole.  The Dutch Borrower will not consolidate or merge with or into any other Person other than the Company.

SECTION 5.10.           Payment of Taxes, Etc.

The Company will pay, and will cause each Subsidiary to pay, before the same become delinquent, all Taxes, assessments and governmental charges imposed upon it or any of its properties, except where the same may be contested in good faith by appropriate proceedings, or where any failure to so pay would not have a material adverse effect on the business, financial position, results of operations or properties of the Company and its Consolidated Subsidiaries taken as a whole or, alternatively, on the ability of the Company to perform its obligations under the Loan Documents at any time up to and including the Maturity Date, and the Company will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same.

SECTION 5.11.           Pari-passu Obligations.

The obligations under this Agreement shall constitute direct, unconditional, senior, unsubordinated, general obligations of each Borrower and will rank at least pari-passu (in priority of payment) with all other existing and future senior, unsecured, unsubordinated obligations of such Borrower resulting from any indebtedness for borrowed money or Debt Guarantee.

SECTION 5.12.           Further Assurances.

At any time or from time to time upon the request of the Administrative Agent, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents (including collateral agreements, UCC financing statements and the like pursuant to Section 2.12) and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.

SECTION 5.13.           Use of Proceeds.

No Borrower will, directly or indirectly, use the proceeds of the Revolving Advances or Letters of Credit in violation of Section 4.10.  No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws.

ARTICLE VI

DEFAULTS

SECTION 6.01.           Events of Default.

Each of the following events (each an “Event of Default”) shall constitute an Event of Default hereunder:

(a)           any Borrower shall fail to pay (i) when due, any amount of principal of any Revolving Advance or any LC Disbursement, or (ii) within three (3) days after the same becomes due, any interest on any Revolving Advance or any LC Disbursement, any fees or any other amount payable hereunder; or

(b)           any Borrower shall fail to observe or perform any covenant contained in Section 2.12 or Sections 5.07 to 5.11, inclusive, or Section 5.13 or Article IX; or

(c)           any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by paragraph (a) or (b) above) for thirty (30) days after the earlier to occur of (i) written notice thereof having been given to the Company by the Administrative Agent at the request of any Lender or (ii) actual knowledge thereof by the Company or any of its Subsidiaries of such failure; or

(d)           any representation, warranty, certification or statement made by or on behalf of any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)           the Company or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Obligations) having an aggregate principal amount of at least $100,000,000 (or the Exchange Equivalent thereof) when due or within any applicable grace period; or

(f)            any event shall occur or condition shall exist which results in the acceleration of the maturity of any Debt of the Company or any Subsidiary having an aggregate principal amount of at least $100,000,000 (or the Exchange Equivalent thereof); or such Debt shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, excluding, however, prepayments of Debt required upon disposition in the ordinary course of business of collateral securing such Debt so long as such Liens and dispositions are permitted hereby; or, for the avoidance of doubt, such Debt shall be required to be cash collateralized prior to the stated maturity thereof as a result of any event of default with respect to such Debt (excluding cash collateralization solely as a result of currency exchange fluctuations or Defaulting Lenders); or

(g)           the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking to adjudicate the Company or any Subsidiary having total assets of $100,000,000 (or the Exchange Equivalent thereof) or more as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, the Dutch Borrower having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or shall take any corporate action to authorize any of the foregoing; or

(h)           an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary having total assets of $100,000,000 (or the Exchange Equivalent thereof) or more seeking to adjudicate it as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, and such involuntary case or other proceeding, except if a bankruptcy is declared (faillissement is uitgesproken) under the Dutch Bankruptcy Act (Faillissementswet), shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Company or any Subsidiary having total assets of $100,000,000 (or the Exchange Equivalent thereof) or more under the federal bankruptcy laws as now or hereafter in effect; or

(i)            any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 (or the Exchange Equivalent thereof) which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA except where the failure to so pay would not (in the opinion of the Required Lenders) have a material adverse effect on the business, financial position, results of operations or properties of the Company and its Consolidated Subsidiaries taken as a whole or alternatively, on any Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in an amount that would have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole or alternatively, on any Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

(j)            to the extent not insured against, one or more final judgments or orders for the payment of money aggregating in excess of $100,000,000 (or the Exchange Equivalent thereof) shall be rendered against the Company or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (ii) any of such judgments or orders shall continue unsatisfied and unstayed by reason of a pending appeal or otherwise for a period of thirty (30) days; or

(k)           (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of common stock of the Company; (ii) at any time during any period of twelve consecutive calendar months a majority of the Board of Directors of the Company shall not consist of individuals who were either directors of the Company on the first day of such period (“original directors”) or appointed as or nominated to be directors either (A) by individuals including a majority of those of the original directors who have not, prior to such appointment or nomination, resigned or died, or (B) by a duly constituted committee of the Board of Directors of the Company, a majority of which consists of the original directors or (iii) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of the Dutch Borrower; or

(l)            all or any substantial part of the property of the Company and its Subsidiaries (taken as a whole) shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed, by any court or governmental agency of competent jurisdiction, and such property shall be retained for a period of thirty (30) days, which condemnation, seizure or other appropriation could reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, and any Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date; or

(m)          any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

SECTION 6.02.           Remedies.

Upon the occurrence and during the continuance of any Event of Default (other than any event specified in paragraph (g) or (h) of Section 6.01): (a) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, require, without notice or demand, either or both of the following, at the same or different times: (i) that any or all of the LC Exposure, the Revolving Advances and all other Obligations, although not yet due, be immediately due and payable, and thereupon such LC Exposure, Revolving Advances and all other such Obligations shall be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers, and (ii) that all Commitments be terminated, and thereupon all Commitments shall terminate immediately; and in any event, the Administrative Agent shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC; and (b) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, require the Borrowers to deposit cash collateral in Dollars with the Administrative Agent and otherwise perform all of their obligations under Section 2.12; provided that upon the occurrence of any event specified in paragraph (g) or (h) of Section 6.01, (x) such cash collateral referred to in clause (b) above shall be immediately deposited with the Administrative Agent in accordance with the provisions of Section 2.12 and (y) all Commitments shall automatically terminate and such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01.           Appointment and Authorization.

Each of the Lenders and each Issuing Lender hereby irrevocably appoints BNPP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.

SECTION 7.02.           Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires or the Administrative Agent is not a Lender hereunder, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03.           Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Revolving Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Revolving Advance or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.04.           Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the

Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 7.05.           Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.02 and 8.05) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.06.           Indemnification.

To the extent that the Company for any reason fails to indefeasibly pay any amount required pursuant to Section 8.03(a) or Section 8.03(c) to be paid by it to the Administrative Agent (or any sub-

agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity.  The obligations of the Lenders under this Section 7.06 are subject to the provisions of Section 2.14(e).

SECTION 7.07.           Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08.           Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or an Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) .  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation by BNPP as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (b) the retiring Issuing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 7.09.           Agent With Respect to Cash Collateral Accounts.

Each Lender hereby authorizes the Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of the Lenders and the Issuing Lenders with respect to any cash collateral accounts. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, each Lender and each Issuing Lender hereby agree that no Lender or Issuing Lender shall have any right individually to realize upon any cash collateral accounts, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders and the Issuing Lenders, in accordance with the terms hereof.  In furtherance, and not by limitation, of the foregoing, without written consent or authorization from the Lenders or the Issuing Lenders, the Administrative Agent may, in accordance with the terms of this Agreement, release any Lien encumbering any of the cash collateral and execute any documents or instruments necessary to accomplish any of the foregoing.

SECTION 7.10.           No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Lenders or their Affiliates identified in this Agreement as Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents or any other agent (other than the Administrative Agent) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, other than, in the case of Lenders those applicable to all Lenders as such and in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.           Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy and including electronic mail and Internet or intranet websites such as Debt Domain or any similar platform to the extent provided in Section 8.01(b)) and shall be given to such party at its address, telecopy number or electronic mail address set forth on the signature pages hereof or such other address, telecopy number or electronic mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Issuing Lenders and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy has been received by the addressee thereof, (iii) if delivered through electronic communications (including electronic mail and Internet or intranet websites such as Debt Domain or any similar platform) to the extent provided in Section 8.01(b) below, as provided in such Section 8.01(b) or (iv) if given by any other means, when delivered at the address specified in this Section 8.01(a); provided that notices to the Administrative Agent or any Issuing Lender under Article II shall not be effective until received.  The Administrative Agent and the Issuing Lenders shall not be liable for any errors in transmission or the illegibility of any telecopied documents.  In the event any Borrower sends the Administrative Agent or any Issuing Lender a manually signed confirmation of previously sent facsimile instructions, the Administrative Agent and the Issuing Lenders shall have no duty to compare it against the previous instructions received by the Administrative Agent or the Issuing Lenders nor shall the Administrative Agent or any Issuing Lender have any responsibility should the contents or the written confirmation differ from the facsimile instructions acted upon by the Administrative Agent or any Issuing Lender.

(b)           Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites such as Debt Domain or any similar platform) pursuant to procedures approved by the Administrative Agent; provided that (i) the foregoing shall not apply to notices to any Lender or the Issuing Lenders pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and (ii) in the case of notices and other communications posted to an Internet or intranet website (such as Debt Domain or any similar platform), notice thereof shall be sent to each intended recipient at its e-mail address that such notice or communication is available and identifying the website address therefor.  The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

SECTION 8.02.           No Waivers.

No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.03.           Expenses; Taxes; Indemnification.

(a)           Expenses. The Company agrees to pay on demand: (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers (including the reasonable fees, charges and disbursements of counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, creation, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Advances or Letters of Credit.

(b)           Taxes. Each Borrower shall pay any and all transfer Taxes, documentary Taxes, recording Taxes, stamp Taxes, excise Taxes or similar Taxes or assessments or other charges payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and any other documents to be delivered under the Loan Documents, in each case, arising with respect to the Obligations of, or the Revolving Advances made to or the Letters of Credit issued for the benefit of, such Borrower (but excluding Taxes imposed on the net income of any Lender) (“Other Taxes”), and agrees to save the Administrative Agent, each Issuing Lender and each Lender harmless from and against any and all liabilities with respect to or resulting from such Borrower’s delay in paying or omission to pay such Other Taxes.

(c)           Indemnification; Waiver of Consequential Damages.  The Company agrees to defend, indemnify, pay and hold harmless the Administrative Agent (in its capacity as such), each Issuing Lender (in its capacity as such), each Lender and each of the Joint Lead Arrangers and their Affiliates and their respective officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all losses, obligations, penalties, actions, judgments, claims, damages, liabilities, disbursements and expenses (including reasonable attorneys fees and expenses, which may include the allocated cost of internal counsel, and settlement costs) of any kind or nature whatsoever, whether direct, indirect or consequential, and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, which may be imposed on, incurred by or asserted against the Indemnitees in any way related to or arising out of this Agreement or the other Loan Documents, or the transactions contemplated hereby or thereby or the use of proceeds of the Revolving Advances or Letters of Credit (collectively, “Losses”), except any such Losses (i) resulting from the gross negligence or willful misconduct of such Indemnitee or (ii) resulting from a claim brought by the Company against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, provided that nothing in this Section 8.03(c) shall obligate the Company to pay the normal expenses of the Administrative Agent in the administration of this Agreement in the absence of pending or threatened litigation or other proceedings or the claims or threatened claims of others and then only to the extent arising therefrom.

To the fullest extent permitted by applicable law, each of the Company and the Dutch Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Advance or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in this Section 8.03(c) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee.

(d)           Breakage.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the relevant Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense reasonably incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Revolving Advance on a day other than the last day of the Interest Period for such Eurocurrency Rate Revolving Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by such

Borrower (for a reason other than the failure of such Lender to make a Revolving Advance) to prepay, borrow, continue or convert any Eurocurrency Rate Revolving Advance on the date or in the amount notified by such Borrower; or (c) the assignment of any Eurocurrency Rate Revolving Advance other than on the last day of an Interest Period therefor as a result of a request by such Borrower pursuant to Section 2.23; in each case, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Revolving Advance or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits.  The relevant Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

(e)           Survival.  The obligations of the Borrowers under this Section 8.03 shall survive the termination of this Agreement, the termination of the Aggregate Commitments hereunder and payment of the Obligations.

SECTION 8.04.           Sharing of Set-Offs.  Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Obligations owing to such Lender which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to Obligations owing to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the LC Exposure of the other Lenders or Revolving Advances of the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the LC Exposure of the Lenders or Revolving Advances of the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 8.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its LC Exposure or other Obligations owing to such Lender. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of any participation in any Revolving Advances or a participation in any LC Exposure, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 8.04 would apply, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 8.04 to share in the benefits of any recovery on such secured claim. Each Borrower hereby authorizes BNPP and each other Lender, in accordance with the provisions of this Section 8.04, to so set-off and apply any and all such deposits held and other indebtedness owing by BNPP or such other Lender to or for the credit or the account of such Borrower and hereby authorizes BNPP and each such other Lender to permit such set-off and application by BNPP or such other Lender; provided that any such set-off rights shall not, solely in respect of any Obligations owing by the Company, apply to the accounts or deposits of the Company’s foreign Subsidiaries.

SECTION 8.05.           Amendments and Waivers.  Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if the rights or duties of the Administrative Agent or any Issuing Lender are affected thereby, by the Administrative Agent or each affected Issuing Lender, as the case may be); provided that, except in respect of Incremental Commitment Increase and any Incremental Term Loans as provided in Section 2.24, no such amendment, waiver or modification shall: (i) extend or increase any Commitment of any Lender or subject any Lender to any additional obligation without the written consent of such Lender, (ii) reduce the principal of or rate or amount of interest on any Revolving Advance or any LC Disbursement or any fees without the written consent of each Lender directly affected thereby, (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, (iv) extend the terms of any Letter of Credit (other than as set forth below) without the written consent of each Lender directly affected thereby, (v) amend this Section 8.05 without the written consent of each Lender, (vi) change Section 2.14(c), Section 2.14(d) or Section 8.04 or any other provision of this Agreement in a manner that would alter the pro rata sharing or disbursement of payments required thereby without the written consent of each Lender, (vii) modify the definition of “Required Lenders” or change the percentage of the Commitments or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section 8.05 or any other provision of this Agreement without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.24 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Advances are included on the Closing Date), or (viii) release the Company from its obligations under Article IX without the written consent of each Lender; provided, further, that each of the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, (a) the Expiration Date of any Letter of Credit may be extended with the consent of the applicable Issuing Lender and the Company to a date not later than the seventh Business Day prior to the Maturity Date, (b) any Letter of Credit may be amended in any other manner with the consent of the applicable Issuing Lender and the Company so long as such Letter of Credit, as so amended, complies with Section 2.07 of this Agreement and (c) the Maturity Date of this Agreement may be extended pursuant to the requirements contained in Section 2.25 of this Agreement.

SECTION 8.06.           Successors and Assigns.

(a)           Binding Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights and Obligations under this Agreement without the consent of each Lender.

(b)           Successors and Assigns.  (i)  Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Revolving Advances and LC Exposure held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (B) the aggregate amount of the Commitments, Revolving Advances and LC Exposure of the assigning Lender being assigned pursuant to each such assignment shall (1) not be less than $5,000,000 and shall be an integral multiple of $1,000,000 or (2) be the remaining amount of such Lender’s Commitments, Revolving Advances and LC Exposure, (C) each such assignment and proposed assignee is subject to the prior written consent of the Administrative Agent, the Issuing Lenders and, so long as no Default has occurred and is continuing, the Company (which consents shall not be unreasonably withheld); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further, however, that the consent of the Administrative Agent, and the Company shall not be required with respect to any such assignment by any Lender to (x) an Affiliate of such Lender, (y) an Approved Fund or (z) another Lender, (D) no such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries, (E) no such assignment shall be made to a natural person, (F) no assignment shall be made to a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (G) no such assignment may be made to a Competitor of the Company, (H) no assignment shall be made to a Defaulting Lender or its Lender Parent, (I) any assignment or transfer to or assumption by any Person of all or a portion of a Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments or Advances) with respect to the Dutch Borrower shall only be permitted if such Person is a Dutch Non-Public Lender and (J) the assigning Lender shall pay or cause to be paid to the Administrative Agent a processing and recordation fee of $3,500 (except in the case of an assignment to an Affiliate of the assigning Lender). For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Assumption Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption Agreement may be required to deliver pursuant to Section 2.16.  Upon the execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in any Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. From and after the effective date of any such assignment (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder, shall have Commitments equal to the Commitments assigned to it (in addition to any Commitments theretofore held by it), and shall have LC Exposure and Revolving Advances equal to the LC Exposure and Revolving Advances assigned to it (in addition to any LC Exposure and Revolving Advances theretofore held by it) and (2) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 8.03) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).  From time to time, at the request of any Lender, the Administrative Agent shall notify the Lenders of the current Commitments of all Lenders.

(c)           Sub-Participations.  Subject to Section 8.06(d), a Lender may at any time grant sub-participations to one or more banks or other entities (a “Participant”) in or to all or any part of its rights and obligations under this Agreement, and to the extent of any such sub-participation (unless otherwise stated therein and except as provided below) the purchaser of such sub-participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were such Lender hereunder; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such sub-participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 8.05 without the consent of the Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 8.03(d) (subject to the requirements and limitations therein, including the requirements under Section 2.16(b) (it being understood that the documentation required under Section 2.16(b) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.23 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.17, with respect to any sub-participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable sub-participation.  Each Lender that sells a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such sub-participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Lender Treated as Owner.  The Administrative Agent, the Issuing Lenders and the Borrowers may, for all purposes of this Agreement, treat any Lender as the owner and holder of LC Exposure and Revolving Advances until written notice of assignment shall have been received by them.

(e)           No Right to Greater Payment.  No assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 2.17 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company’s prior written consent (which consent shall not be unreasonably withheld) or by reason of the provisions of this Agreement requiring such Lender to designate a different Lending Office under certain circumstances, or (ii) at a time when the circumstances giving rise to such greater payment did not exist.

(f)            Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)           Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Revolving Notes owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and, subject to Section 8.06(d), the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 8.07.           Collateral.

Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 8.08.           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.09.           Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.10.           Confidentiality.

In accordance with normal procedures regarding proprietary information supplied by customers, each of the Lenders agrees to keep confidential information relating to the Company or any Subsidiary received pursuant to or in connection with this Agreement and the transactions contemplated hereby other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry (the “Information”), provided that nothing herein shall be construed to prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent, such Issuing Lender or such Lender or any of their respective Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) which has been publicly disclosed (other than as a result of a breach of this Section), (iv) which has been lawfully obtained on a nonconfidential basis by the Administrative Agent, any Issuing Lender or any of the Lenders from a Person other than the Company, any Subsidiary, the Administrative Agent, any Issuing Lender or any other Lender, (v) to any participant in or assignee of, or prospective participant in or assignee of, all or any part of the rights and obligations of the Administrative Agent, such Issuing Lender or such Lender under this Agreement or to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Company, any Subsidiary, and the Obligations (provided that such participant, assignee or counterparty, or prospective participant, assignee or counterparty agrees to comply with the confidentiality requirements set forth in this Section 8.10), (vi) to the Administrative Agent’s, such Issuing Lender’s or such Lender’s independent auditors or outside legal counsel, (vii) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (viii) to any other party to this Agreement, (ix) with the consent of the Company, (x) on a confidential basis to any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (xi) to the extent required in connection with the exercise of any remedies, the enforcement of rights hereunder or any litigation relating to this Agreement to which the Administrative Agent, such Issuing Lender or such Lender is a party (and the Administrative Agent, such

Issuing Lender or such Lender shall use its commercially reasonable efforts to give prior notice of any such disclosure under this clause (xi) to the extent permitted by applicable law; provided that the disclosing party shall have no liability to any Borrower as a result of any failure to provide such prior notice).

Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

SECTION 8.11.           Captions.

All Section headings are inserted for convenience of reference only and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

SECTION 8.12.           Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.13.           Integration.

All exhibits to a Loan Document shall be deemed to be a part thereof.  The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter thereof.

SECTION 8.14.           Consent To Jurisdiction; Waiver Of Venue.

(a)           EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL

AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 8.15.           Service of Process.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01.  THE DUTCH BORROWER IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 8.14(A) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY.  THE COMPANY HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE COMPANY HAS AGREED TO ACCEPT SUCH APPOINTMENT.  SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY THE DUTCH BORROWER UNTIL ALL ADVANCES, ALL REIMBURSEMENT OBLIGATIONS, INTEREST THEREON AND ALL OTHER AMOUNTS PAYABLE BY SUCH DUTCH BORROWER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF.  THE DUTCH BORROWER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 8.14(A) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE COMPANY AS PROVIDED IN THIS SECTION 8.15; PROVIDED THAT, TO THE EXTENT LAWFUL AND POSSIBLE, NOTICE OF SAID SERVICE UPON SUCH AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AND (IF APPLICABLE TO) THE DUTCH BORROWER.  THE DUTCH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE DUTCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THE DUTCH BORROWER.  TO THE EXTENT THE DUTCH BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE DUTCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.16.           No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent nor any Joint Lead Arranger nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Joint Lead Arranger or any Lender has advised or is currently advising any Borrower or any of its Affiliates on other matters) and none of the Administrative Agent nor any Joint Lead Arranger nor any Lender has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent nor any Joint Lead Arranger nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrowers hereby waive and release, to the fullest extent permitted by law, any claims that any Borrower may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of any advisory, agency or fiduciary duty.

SECTION 8.17.           WAIVER OF TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.18.           Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Advances or, if it exceeds such unpaid principal, refunded to the relevant Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 8.19.           Judgment Currency.

(a)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such specified currency with such other currency in New York, New York at 12:00 noon (New York City time) on the Business Day preceding that on which final judgment is given.

(b)           The Borrowers’ obligations hereunder shall be required to be satisfied in the applicable specified currency.  The obligation of each Borrower in respect of any sum due from it to any Credit Party hereunder will, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent the recipient thereof may in accordance with normal banking procedures purchase the specified currency (after subtracting all expenses incurred in converting such currency to the specified currency) with such other currency on the Business Day immediately following such receipt; if the amount of the specified currency so purchased is less than the sum originally due to the recipient in the specified currency, each Borrower agrees, as a separate obligation and notwithstanding any judgment, to indemnify the recipient against such loss, and, if the amount of the specified currency so purchased exceeds the sum originally due to the recipient in the specified currency, the recipient agrees to remit to the relevant Borrower such excess (after subtracting all expenses incurred in converting such currency to the specified currency).

(c)           The agreements in this Section 8.19 shall survive payment of any such judgment.

SECTION 8.20.           USA Patriot Act.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower and each Related Entity, which information includes the name and address of each Borrower and each Related Entity and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower and each Related Entity in accordance with the Patriot Act.  Each Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by requirements of law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 8.21.                 Attorney Representation.  If the Dutch Borrower is represented by an attorney in connection with the signing and/or execution of this Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to this Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 8.22.                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE IX

COMPANY GUARANTEE

In order to induce the Lenders to extend credit to the Dutch Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the Dutch Borrower.  The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to the Dutch Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Lender or any Lender to assert any claim or demand or to enforce any right or remedy against the Dutch Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of the Dutch Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Dutch Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Dutch Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Lender or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Lender or any Lender in favor of the Dutch Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Lender or any Lender upon the insolvency, bankruptcy or reorganization of the Dutch Borrower or otherwise (including pursuant to any settlement entered into by a holder of Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Lender or any Lender may have at law or in equity against the Dutch Borrower by virtue hereof, upon the failure of the Dutch Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Lender or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Lender or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.  The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Lender or any Lender, disadvantageous to the Administrative Agent, any Issuing Lender or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in Dollars (based upon the applicable Dollar Equivalent) in effect on the date of payment) and/or in New York, New York or such other location as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Lender and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against the Dutch Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by the Dutch Borrower to the Administrative Agent, the Issuing Lenders and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

FLUOR CORPORATION,
as the Company

By:	/s/ James M. Lucas
Name:	James M. Lucas
Title:	Senior Vice President, Tax and Treasurer

Address:

6700 Las Colinas Boulevard
Irving, Texas 75039
Attention: Jim M. Lucas
Telecopier: (469) 398-7285
Electronic Mail: jim.lucas@fluor.com
Website Address: www.fluor.com

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

FLUOR B.V.,
as the Dutch Borrower

By:	/s/ Marc Van Heynigen
Name:	Marc Van Heynigen
Title:	Vice President and General Manager

BNP PARIBAS, as Administrative Agent, an Issuing Lender and individually as a Lender

By:	/s/ Nicholas Rabier
Name: Nicholas Rabier
Title: Managing Director

By:	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

BNP Paribas
787 Seventh Avenue
New York, NY 10019

Addresses for Notices to BNPP as Administrative Agent:

BNP Paribas
787 Seventh Avenue
New York, NY 10019

Attention: Jamie Dillon
Telecopier: (415) 291-0563
Electronic Mail: jamie.dillon@us.bnpparibas.com

Attention: Joseph Mack
Telecopier: (415) 291-0563
Electronic Mail: joseph.mack@us.bnpparibas.com

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

With copies to:

BNP Paribas
787 Seventh Avenue
New York, New York 10019

Attention: Terri Knuth
Electronic Mail:
terri.knuth@us.bnpparibas.com;
dl.mo.agency.services@us.bnpparibas.com

BNP Paribas
c/o BNP Paribas RCC, Inc.
Newport Tower — Suite 188
525 Washington Boulevard
Jersey City, New Jersey 07310

Attention: Wendy Lau
Telecopier: (201) 616-7912
Electronic Mail:
nyls.agency.support@us.bnpparibas.com

Attention: Dina Wilson
Telecopier: (201) 616-7912
Electronic Mail:
nyls.agency.support@us.bnpparibas.com

Addresses for Notices to BNPP as a Lender and as an Issuing Lender and for Other Notices relating to Letters of Credit:

BNP Paribas
787 Seventh Avenue
New York, NY 10019

Attention: Nicholas Rogers
Telecopier: (212) 841-3830
Electronic Mail: nicholas.rogers@us.bnpparibas.com

Attention: Jamie Dillon
Telecopier: (415) 291-0563
Electronic Mail: jamie.dillon@us.bnpparibas.com

Attention: Joseph Mack
Telecopier: (415) 291-0563
Electronic Mail: joseph.mack@us.bnpparibas.com

Attention: Deborah Scholl
Telecopier: (312) 977-2234

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

Electronic Mail: deborah.scholl@us.bnpparibas.com

With copies to:
BNP Paribas
787 Seventh Avenue
New York, New York 10019

Attention: Terri Knuth
Electronic Mail:
terri.knuth@us.bnpparibas.com;
dl.mo.agency.services@us.bnpparibas.com

BNP Paribas
c/o BNP Paribas RCC, Inc.
Newport Tower — Suite 188
525 Washington Boulevard
Jersey City, New Jersey 07310

Attention: Wendy Lau
Telecopier: (201) 616-7912
Electronic Mail:
nyls.agency.support@us.bnpparibas.com

Attention: Dina Wilson
Telecopier: (201) 616-7912
Electronic Mail:
nyls.agency.support@us.bnpparibas.com

Attention: Maria Albuquerque
Telecopier: (201) 616-7913
Electronic Mail:
NYTFStandby@us.bnpparibas.com

Attention: Maritza Leung
Telecopier: (201) 616-7913
Electronic Mail:
NYTFStandby@us.bnpparibas.com

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

BANK OF AMERICA, N.A.,
as Syndication Agent, as an Issuing Lender and individually as a Lender

By:	/s/ Patrick Martin
Name:	Patrick Martin
Title:	Managing Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

CITIBANK, N.A.,
as a Co-Documentation Agent and individually as a Lender

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Co-Documentation Agent, as an Issuing Lender and individually as a Lender

By:	/s/ Mark Maloney
Name:	Mark Maloney
Title:	Authorized Signatory

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

STANDARD CHARTERED BANK,
as a Lender

By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director
Loan Syndications

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK
as a Lender

By:	/s/ Kaye Ea
Name:	Kaye Ea
Title:	Managing Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ Winston Lua
Name:	Winston Lua
Title:	Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

LLOYDS BANK plc
as a Lender

By:	/s/ Erin Doherty
Name:	Erin Doherty
Title:	Assistant Vice President
Transaction Execution
Category A
D006

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President
Transaction Execution
Category A
P003

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ S. Michael St. Geme
Name:	S. Michael St. Geme
Title:	Managing Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

SUMITOMO MITSUI BANKING CORPORATION,
As an Issuing Lender and individually as a Lender

By:	/s/ James Weinstein
Name:	James Weinstein
Title:	Managing Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

ING BANK N.V., DUBLIN BRANCH,
as a Lender

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Maurice Kenny
Name:	Maurice Kenny
Title:	Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

SANTANDER BANK, N.A.
as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Managing Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as an Issuing Lender and individually as a Lender

By:	/s/ Brian B. Myers
Name:	Brian B. Myers
Title:	SVP Corporate Banking

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Russell Johnson
Name:	Russell Johnson
Title:	Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jonathan F. Lindvall
Name:	Jonathan F. Lindvall
Title:	Vice President

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

INTESA SANPAOLO S.P.A.
as a Lender

By:	/s/ William S. Denton
Name:	William S. Denton
Title:	Global Relationship Manager

By:	/s/ Francesco Di Mario
Name:	Francesco Di Mario
Title:	FVP & Head of Credit

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

WESTPAC BANKING CORPORATION,
as a Lender

By:	/s/ Richard Yarnold
Name:	Richard Yarnold
Title:	Director

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page to

Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement

Schedule 1.01(a)

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Aggregate Commitment	Amount of Aggregate Commitment Attributable to Revolving Facility Sublimit	Applicable Percentage

BNP Paribas	$162,500,000.00	$90,277,777.78	9.027777778%
Bank of America, N.A.	$162,500,000.00	$90,277,777.78	9.027777778%
Citibank, N.A.	$162,500,000.00	$90,277,777.78	9.027777778%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$162,500,000.00	$90,277,777.78	9.027777778%
Standard Chartered Bank	$100,000,000.00	$55,555,555.56	5.555555556%
Credit Agricole Corporate & Investment Bank	$100,000,000.00	$55,555,555.56	5.555555556%
The Bank of Nova Scotia	$100,000,000.00	$55,555,555.56	5.555555556%
Lloyds Bank plc	$100,000,000.00	$55,555,555.56	5.555555556%
Wells Fargo Bank, National Association	$100,000,000.00	$55,555,555.56	5.555555556%
Sumitomo Mitsui Banking Corporation	$100,000,000.00	$55,555,555.56	5.555555556%
ING Bank N.V.	$100,000,000.00	$55,555,555.56	5.555555556%
Santander Bank, N.A.	$75,000,000.00	$41,666,666.67	4.166666667%
HSBC Bank USA, National Association	$75,000,000.00	$41,666,666.67	4.166666667%
Barclays Bank plc	$75,000,000.00	$41,666,666.67	4.166666667%
U.S. Bank National Association	$75,000,000.00	$41,666,666.67	4.166666667%
Intesa Sanpaolo S.p.A.	$50,000,000.00	$27,777,777.76	2.777777778%
Westpac Banking Corporation	$50,000,000.00	$27,777,777.76	2.777777778%
Goldman Sachs Bank USA	$50,000,000.00	$27,777,777.76	2.777777778%
Totals	$1,800,000,000.00	$1,000,000,000.00	100.000000000%

Schedule 1.01(b)

EXISTING LETTERS OF CREDIT

#	BANK	LC/LG NUMBER	Por F	ISSUE DATE	EXPIRY DATE	CURRENCY	GUARANTEE AMOUNT
1	BNP Paribas $1.8B Revolver	4120642	F	3-Apr-13	31-Mar-16	INR	225,446,618
2	BNP Paribas $1.8B Revolver	4125190	F	25-Oct-13	31-Oct-17	INR	84,940,306
3	BNP Paribas $1.8B Revolver	4116445	F	9-Oct-12	1-Jan-50	INR	42,101,332
4	BNP Paribas $1.8B Revolver	4132334	P	6-Aug-14	1-Nov-19	USD	57,000,000
5	BNP Paribas $1.8B Revolver	4123593	P	12-Aug-13	15-Aug-17	USD	50,000,000
6	BNP Paribas $1.8B Revolver	4108518	F	16-Oct-14	30-Nov-16	USD	8,611,881
7	BNP Paribas $1.8B Revolver	91916670	P	11-Aug-10	11-Aug-16	USD	47,963,206
8	BNP Paribas $1.8B Revolver	FF000362JL	P	6-Aug-15	15-Apr-17	EUR	44,553,936
9	BNP Paribas $1.8B Revolver	91868285	F	29-Apr-03	1-Jan-50	USD	30,410,000
10	BNP Paribas $1.8B Revolver	4131059	P	6-Aug-14	1-Nov-19	USD	27,000,000
11	BNP Paribas $1.8B Revolver	4119185	P	28-Jan-13	31-Dec-18	USD	12,000,000
12	BNP Paribas $1.8B Revolver	4139979	F	21-Jan-16	26-Aug-16	USD	11,944,517
13	BNP Paribas $1.8B Revolver	4119848	P	27-Feb-13	31-Dec-18	USD	11,500,000
14	BNP Paribas $1.8B Revolver	S501089N	P	16-Dec-14	4-Jan-20	USD	10,000,000
15	BNP Paribas $1.8B Revolver	4119300	P	31-Jan-13	1-Jan-50	THB	7,593,124
16	BNP Paribas $1.8B Revolver	3131095	P	25-Jun-14	27-Jun-16	USD	7,398,485
17	BNP Paribas $1.8B Revolver	91914859	P	24-May-10	1-Jan-50	THB	6,101,269
18	BNP Paribas $1.8B	91891861	F	8-Sep-06	18-May-16	USD	5,500,000

	Revolver
19	BNP Paribas $1.8B Revolver	S500135N	P	8-Aug-14	14-Aug-16	USD	5,000,000
20	BNP Paribas $1.8B Revolver	4121101	P	26-Apr-13	31-Jan-16	USD	2,000,000
21	BNP Paribas $1.8B Revolver	4128316	P	17-Mar-14	31-Mar-17	USD	5,157,183
22	BNP Paribas $1.8B Revolver	4132018	P	29-Sep-14	1-Apr-17	USD	3,297,264
23	BNP Paribas $1.8B Revolver	3130342	F	3-Mar-14	22-Jun-16	USD	3,000,000
24	BNP Paribas $1.8B Revolver	S501832N	P	24-Feb-15	30-Jun-17	USD	2,000,000
25	BNP Paribas $1.8B Revolver	4136409	P	23-Jun-15	23-Jan-16	QAR	2,000,000
26	BNP Paribas $1.8B Revolver	NY-075872	P	14-Dec-14	25-May-18	USD	2,676,384
27	BNP Paribas $1.8B Revolver	NY-065537	P	21-Feb-14	21-Nov-21	CAD	13,000,000
28	BNP Paribas $1.8B Revolver	4108810	P	28-Nov-11	1-Jan-50	THB	1,937,153
29	BNP Paribas $1.8B Revolver	4108141	P	31-Oct-11	1-Jan-50	THB	1,927,474
30	BNP Paribas $1.8B Revolver	3132060	F	14-Aug-15	31-Aug-16	USD	1,054,545
31	BNP Paribas $1.8B Revolver	91913474	F	10-Mar-10	1-Jan-50	USD	495,000
32	BNP Paribas $1.8B Revolver	NY-086023	P	18-Aug-15	27-Mar-16	USD	1,500,000
33	BNP Paribas $1.8B Revolver	3132228	p	30-Nov-15	5-Jun-16	USD	1,500,000
34	BNP Paribas $1.8B Revolver	91917141	F	3-Sep-10	27-Sep-16	USD	1,600,000
35	BNP Paribas $1.8B Revolver	3128106	P	23-May-13	1-Sep-26	USD	4,415,000
36	BNP Paribas $1.8B Revolver	4107057	F	19-Sep-11	1-Jan-50	AUD	1,004,994
37	BNP Paribas $1.8B Revolver	91913899	P	6-Apr-10	30-Jun-16	USD	500,000
38	BNP Paribas $1.8B Revolver	4135827	P	19-May-15	30-May-16	USD	921,075

39	BNP Paribas $1.8B Revolver	4107047	F	19-Sep-11	1-Jan-50	AUD	715,732
40	BNP Paribas $1.8B Revolver	4107052	F	19-Sep-11	1-Jan-50	AUD	715,732
41	BNP Paribas $1.8B Revolver	4128037	P	28-Feb-14	28-Feb-18	AUD	585,269
42	BNP Paribas $1.8B Revolver	3129790	F	10-Dec-13	1-Jan-50	USD	1,591,000
43	BNP Paribas $1.8B Revolver	S500755N	P	4-Nov-14	31-May-16	CNY	1,050,000
44	BNP Paribas $1.8B Revolver	S500754N	P	4-Nov-14	31-May-16	CNY	554,981
45	BNP Paribas $1.8B Revolver	4130581	P	10-Jul-14	16-Dec-17	EUR	300,000
46	BNP Paribas $1.8B Revolver	3131390	F	31-May-13	31-Aug-17	USD	313,728
47	BNP Paribas $1.8B Revolver	4119300	P	31-Jan-13	1-Jan-50	USD	205,229
48	BNP Paribas $1.8B Revolver	S502458N	P	24-Apr-15	31-Dec-16	USD	877,000
49	BNP Paribas $1.8B Revolver	S502457N	P	24-Apr-15	31-Dec-16	USD	1,190,000
50	BNP Paribas $1.8B Revolver	91914859	P	24-May-10	1-Jan-50	USD	178,188
51	BNP Paribas $1.8B Revolver	4125252	P	25-Oct-13	1-Jan-50	EUR	165,000
52	BNP Paribas $1.8B Revolver	3127251	F	11-Mar-13	1-Jan-50	USD	438,000
53	BNP Paribas $1.8B Revolver	37346	F	3-Oct-90	1-Jan-50	USD	100,000
54	BNP Paribas $1.8B Revolver	3129401	F	29-Oct-13	1-Jan-50	EUR	1,757,851
55	BNP Paribas $1.8B Revolver	3129403	F	29-Oct-13	1-Jan-50	EUR	2,123,172
56	BNP Paribas $1.8B Revolver	4108142	P	31-Oct-11	1-Jan-50	USD	87,380
57	BNP Paribas $1.8B Revolver	4137716	P	3-Sep-15	3-Mar-16	QAR	80,000
58	BNP Paribas $1.8B Revolver	4128311	P	17-Mar-14	1-Jan-50	EUR	74,250
59	BNP Paribas	4118049	P	10-Dec-12	30-Sep-16	USD	21,534

	$1.8B Revolver
60	BNP Paribas $1.8B Revolver	4130750	P	22-Jul-14	31-Mar-17	CAD	14,817,010
61	BNP Paribas $1.8B Revolver	4136971	P	2-Jul-15	30-Sep-16	USD	24,444
62	BNP Paribas $1.8B Revolver	4136971	P	2-Jul-15	30-Sep-16	THB	474,810
63	BNP Paribas $1.8B Revolver	4122572	P	26-Jun-13	30-Sep-16	USD	5,701
64	BNP Paribas $1.8B Revolver	4140063	P	27-Jan-16	1-Jan-50	EUR	16,248
65	BNP Paribas $1.8B Revolver	4108812	P	28-Nov-11	1-Jan-50	USD	21,561
66	BNP Paribas $1.8B Revolver	3126258	F	22-Oct-12	31-Mar-17	EUR	28,786

Schedule 5.08

EXISTING LIENS

None.

EXHIBIT A-1

FORM OF OPINION OF
INTERNAL COUNSEL FOR THE BORROWERS

[Attached]

A-1-1

EXHIBIT A-2

FORM OF OPINION OF
SPECIAL DUTCH COUNSEL FOR THE DUTCH BORROWER

[Attached]

A-2-1

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below the interest in and to all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to that represents the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] identified below (including, without limitation, the Letters of Credit included in such facility) (all of the foregoing being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers:	Fluor Corporation and Fluor B.V.

4.	Administrative Agent:	BNP Paribas as the administrative agent under the Credit Agreement

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

5.                                      Credit Agreement:  Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016, among Fluor Corporation, Fluor B.V., the Lenders from time to time party thereto and BNP Paribas, as Administrative Agent.

6.                                      Assigned Interest:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitments / Loans for all Lenders(7)	Amount of Commitments / Loans Assigned	Percentage Assigned of Commitments / Loans(8)		CUSIP Number

		$	$		%
		$	$		%
		$	$		%

[7.                                  Trade Date:                                                 ](9)

Effective Date:                   , 201  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate

(7)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)  Set forth, to at least 12 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

(9)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](10) Accepted:

BNP PARIBAS, as
as Administrative Agent and as an Issuing Lender

By:
Title:

By:
Title:

[OTHER ISSUING LENDERS], as
as an Issuing Lender

By:
Title:

(10)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:](11)

FLUOR CORPORATION

By:
Title:

(11)  To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Lenders) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

FLUOR CORPORATION

AMENDED AND RESTATED

$1,800,000,000 REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT

DATED AS OF FEBRUARY 25, 2016

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively the “Loan Documents”) or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest on the basis of which it has made such analysis and decision, (v) it is not a Competitor of the Company and (vi) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.  In the event of any inconsistency between this Assignment and Assumption and the Credit Agreement, the provisions of the Credit Agreement shall govern.

EXHIBIT C

FORM OF [ASSISTANT] SECRETARY’S CERTIFICATE

February 25, 2016

The undersigned, the [Assistant] Secretary of Fluor Corporation, a Delaware corporation (the “Company”), hereby certifies pursuant to Section 3.01(a)(ii) of the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement (the “Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Agreement), dated as of February 25, 2016, among the Company, Fluor B.V., the Lenders thereunder and BNP Paribas, as Administrative Agent, that I am the duly appointed [Assistant] Secretary of the Company, and further certify as follows:

1.                                      Annexed hereto as Annex A is a true, complete and correct copy of all resolutions of the Board of Directors of the Company, relating to the Agreement and the transactions contemplated thereby, all of which resolutions are in full force and effect on the date hereof.

2.                                      Annexed hereto as Annexes B and C, respectively, are true, complete and correct copies of the certificate of incorporation and the by-laws of the Company, including, without limitation, all amendments thereof to the date hereof, which certificate of incorporation and by-laws are presently in effect on and as of the date hereof.

3.                                      The following persons are duly elected or appointed, as the case may be, and qualified officers of the Company holding the offices indicated opposite their respective names, and the signatures appearing opposite their respective names and offices are the genuine signatures of such persons:

Name	Title	Signature

[ ]	[ ]

C-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.

Name:
Title:

I, [        ], hereby certify that I am the duly elected or appointed, as the case may be, and qualified [        ] of the Company, as of the date hereof.

Name:
Title:

C-2

ANNEX A

TO

[ASSISTANT] SECRETARY’S CERTIFICATE

RESOLUTIONS

ANNEX B

TO

[ASSISTANT] SECRETARY’S CERTIFICATE

CERTIFICATE OF INCORPORATION

ANNEX C

TO

[ASSISTANT] SECRETARY’S CERTIFICATE

BYLAWS

EXHIBIT D

FORM OF NOTICE OF REVOLVING BORROWING

[Date]

BNP Paribas, as Administrative Agent

for the Lenders party

to the Credit Agreement

referred to below

Attention: [      ]

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Telephone: [      ]

Telecopier: [      ]

E-mail: [      ]

FLUOR CORPORATION

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Company”), Fluor B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.  The undersigned Borrower hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Borrowing (the “Proposed Revolving Borrowing”):

(a)                                 Name of Borrower:

(b)                                 The Business Day of the Proposed Revolving Borrowing is          , 20   .

(c)                                  The Revolving Advances comprising the Proposed Revolving Borrowing are [Base Rate Revolving Advances] [Eurocurrency Rate Revolving Advances].

(d)                                 The aggregate principal amount of the Proposed Revolving Borrowing is $          .

[(e)                              The initial Interest Period for each Eurocurrency Rate Revolving Advance made as part of the Proposed Revolving Borrowing is       month[s].]

(f)                                   Agreed Loan Currency:

(g)                                  Funds are requested to be disbursed to the Borrower’s following account:

Account No.

The Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Borrowing:

(i)                                     there is no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect directly affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith;

(ii)                                  all representations and warranties of the Borrower contained in Article IV of the Credit Agreement (other than the representation and warranty of the Borrower contained in Section 4.04(b) hereof) are true (except that for purposes hereof, the representations and warranties contained in Section 4.04(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a));

(iii)                               no event has occurred and is continuing, or would result from such Proposed Revolving Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

(iv)                              no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Borrower or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents; and

(v)                                 both before and immediately after giving effect to the Proposed Revolving Borrowing, (a) the Dollar Equivalent of the aggregate Revolving Credit Exposures shall not exceed the Aggregate Commitments, (b) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit shall not exceed the Revolving Facility Sublimit, (c) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Canadian Dollars shall not exceed the Canadian Dollar Sublimit, and (d) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Pounds Sterling shall not exceed the Pounds Sterling Sublimit.

[REQUESTING BORROWER]

By:
Name:
Title:

[FLUOR CORPORATION

By:
Name:
Title:](12)

(12)  Insert signature block for Fluor Corporation if it is not the requesting Borrower.

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

BNP Paribas, as Administrative Agent

for the Lenders party

to the Credit Agreement

referred to below

Attention: [      ]

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Telephone: [      ]

Telecopier: [      ]

E-mail: [      ]

FLUOR CORPORATION

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Company”), Fluor B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.  The [undersigned Borrower][Company, on behalf of the Dutch Borrower,] hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Credit Agreement that the [undersigned Borrower][Company, on behalf of the Dutch Borrower,] hereby requests a conversion or continuation of Revolving Advances under the Credit Agreement, and in that connection sets forth below the information relating to such conversion or continuation:

(a)                                 The Business Day of the conversion/continuation is          ,     20   .

(b)                                 The aggregate principal amount and Agreed Loan Currency of Revolving Advances being converted/continued is           .

(c)                                  Nature of conversion/continuation:

☐ Conversion of Base Rate Revolving Advances to Eurocurrency Rate Revolving Advances

☐ Conversion of Eurocurrency Rate Revolving Advances to Base Rate Revolving Advances

☐ Continuation of Eurocurrency Rate Revolving Advances as such

(d)                                 If Revolving Advances are being continued as or converted to Eurocurrency Rate Revolving Advances, the duration of the new Interest Period that commences on the conversion/continuation date is       month[s].

E-1

The undersigned hereby certifies that no event has occurred and is continuing, or would result from such conversion or continuation, that constitutes a Default.

FLUOR CORPORATION

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF REVOLVING NOTE

           , 20

FOR VALUE RECEIVED, the undersigned, [FLUOR CORPORATION][FLUOR B.V.] (the “Borrower”), hereby promises to pay [LENDER] (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the Dollar Equivalent of the principal amount of Revolving Advances (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, [List other borrower not signing this note], certain Lenders party thereto and BNP Paribas, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable Agreed Loan Currency in Federal or other immediately available funds at the Administrative Agent’s office specified in the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note (this “Note”) is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part and other benefits as provided therein.  Upon the occurrence and during the continuance of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.  Revolving Advances made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender and the Administrative Agent in the ordinary course of business.  In the event of any conflict between the accounts and records maintained by the Lender and the accounts and records maintained by the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Advances and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[BORROWER]

By:
Name:
Title:

REVOLVING ADVANCES AND PAYMENTS WITH RESPECT THERETO

Date	Interest Type	Amount and Currency of Advance Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Company”), Fluor B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Advances(s) (as well as any Note(s) evidencing such Revolving Advances(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

G-1-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Company”), Fluor B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

G-2-1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Company”), Fluor B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

G-3-1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Company”), Fluor B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

G-4-1